                                                                     EXHIBIT T3C

--------------------------------------------------------------------------------



                         ASSISTED LIVING CONCEPTS, INC.

                                       AND

                      CARRIAGE HOUSE ASSISTED LIVING, INC.
                          HOME AND COMMUNITY CARE, INC.
                        ALC INDIANA, INC., as guarantors
                       10% SENIOR SECURED NOTES DUE 200[8]

                        --------------------------------

                                    INDENTURE

                       Dated as of [Effective Date], 2001

                        --------------------------------

                            BNY MIDWEST TRUST COMPANY

                                     Trustee

                        --------------------------------



--------------------------------------------------------------------------------

                             CROSS-REFERENCE TABLE*

       Trust Indenture                                                  Indenture Section
       Act Section
        310(a)(1)....................................................          7.10
           (a)(2)....................................................          7.10
           (a)(3)....................................................          N.A.
           (a)(4)....................................................          N.A.
           (a)(5)....................................................          7.10
           (b).......................................................          7.10
           (c).......................................................          N.A.
        311(a).......................................................          7.11
           (b).......................................................          7.11
           (c).......................................................          N.A.
        312(a).......................................................          2.05
           (b).......................................................          12.03
           (c).......................................................          12.03
        313(a).......................................................          7.06
           (b)(1)....................................................          10.03
           (b)(2)....................................................        7.06;7.07
           (c).......................................................       7.06;13.02
           (d).......................................................          7.06
        314(a).......................................................       4.03;13.05
           (b).......................................................          10.02
           (c)(1)....................................................          13.04
           (c)(2)....................................................          13.04
           (c)(3)....................................................          N.A.
           (d).......................................................   10.03, 10.04, 10.05
           (e).......................................................          13.05
           (f).......................................................          N.A.
        315(a).......................................................          7.01
           (b).......................................................       7.05,13.02
           (c).......................................................          7.01
           (d).......................................................          7.01
           (e).......................................................          6.11
        316(a) (last sentence).......................................          2.09
           (a)(1)(A).................................................          6.05
           (a)(1)(B).................................................          6.04
           (a)(2)....................................................          N.A.
           (b).......................................................          6.07
           (c).......................................................       2.12; 9.04
        317(a)(1)....................................................          6.08
           (a)(2)....................................................          6.09
           (b).......................................................          2.04
        318(a).......................................................          13.01
           (b).......................................................          N.A.
           (c).......................................................          13.01

N.A. means not applicable.
* This Cross Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

                                                                                              Page
                                               ARTICLE 1.
                                     DEFINITIONS AND INCORPORATION
                                             BY REFERENCE
   Section 1.01.  Definitions...............................................................    1
   Section 1.02.  Other Definitions.........................................................   20
   Section 1.03.  Incorporation by Reference of Trust Indenture Act.........................   20
   Section 1.04.  Rules of Construction.....................................................   21

                                               ARTICLE 2.
                                               THE NOTES

   Section 2.01.  Form and Dating...........................................................   21
   Section 2.02.  Execution and Authentication..............................................   22
   Section 2.03.  Registrar and Paying Agent................................................   22
   Section 2.04.  Paying Agent to Hold Money in Trust.......................................   23
   Section 2.05.  Holder Lists..............................................................   23
   Section 2.06.  Transfer and Exchange.....................................................   23
   Section 2.07.  Replacement Notes.........................................................   26
   Section 2.08.  Outstanding Notes.........................................................   26
   Section 2.09.  Treasury Notes............................................................   26
   Section 2.10.  Temporary Notes...........................................................   26
   Section 2.11.  Cancellation..............................................................   27
   Section 2.12.  Defaulted Interest........................................................   27

                                               ARTICLE 3.
                                       REDEMPTION AND PREPAYMENT

   Section 3.01.  Notices to Trustee........................................................   27
   Section 3.02.  Selection of Notes to Be Redeemed or Repurchased..........................   27
   Section 3.03.  Notice of Redemption......................................................   28
   Section 3.04.  Effect of Notice of Redemption............................................   28
   Section 3.05.  Deposit of Redemption Price...............................................   29
   Section 3.06.  Notes Redeemed in Part....................................................   29
   Section 3.07.  Optional Redemption.......................................................   29
   Section 3.08.  Mandatory Redemption......................................................   29
   Section 3.09.  Offers to Repurchase by the Company.......................................   29

                                              ARTICLE 4.
                                              COVENANTS

   Section 4.01.  Payment of Notes..........................................................   31
   Section 4.02.  Maintenance of Office or Agency...........................................   31
   Section 4.03.  Reports...................................................................   32
   Section 4.04.  Compliance Certificate....................................................   32
   Section 4.05.  Taxes.....................................................................   33
   Section 4.06.  Stay, Extension and Usury Laws............................................   33
   Section 4.07.  Restricted Payments.......................................................   33
   Section 4.08.  Dividend and Other Payment Restrictions Affecting Subsidiaries............   35
   Section 4.09.  Incurrence of Indebtedness and Issuance of Preferred Stock................   36

   Section 4.10.  Asset Sales of Note Collateral............................................   38
   Section 4.11.  Transactions with Affiliates..............................................   39
   Section 4.12.  Liens.....................................................................   40
   Section 4.13.  Line of Business..........................................................   40
   Section 4.14.  Corporate Existence.......................................................   40
   Section 4.15.  Offers to Repurchase by the Company.......................................   41
   Section 4.16.  Insurance.................................................................   42
   Section 4.17.  Maintenance of Property...................................................   43
   Section 4.18.  Limitation on Sale and Leaseback Transactions.............................   43
   Section 4.19.  Limitation on Issuances and Sales of Equity Interests in Wholly Owned
                  Restricted Subsidiaries...................................................   43
   Section 4.20.  Designation of Restricted and Unrestricted Subsidiaries...................   44
   Section 4.21.  Additional Subsidiary Note Guarantees.....................................   44
   Section 4.22.  No Amendment to Certain Provisions of the Junior Note Indenture...........   45

                                   ARTICLE 5.
                                   SUCCESSORS

   Section 5.01.  Merger, Consolidation or the Transfer of All or Substantially All of
                  the Assets of the Company.................................................   45
   Section 5.02.  Successor Corporation Substituted.........................................   46

                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

   Section 6.01.  Events of Default.........................................................   47
   Section 6.02.  Acceleration..............................................................   48
   Section 6.03.  Other Remedies............................................................   48
   Section 6.04.  Waiver of Past Defaults...................................................   48
   Section 6.05.  Control by Majority.......................................................   49
   Section 6.06.  Limitation on Suits.......................................................   49
   Section 6.07.  Rights of Holders of Notes to Receive Payment.............................   49
   Section 6.08.  Collection Suit by Trustee................................................   49
   Section 6.09.  Trustee May File Proofs of Claim..........................................   50
   Section 6.10.  Priorities................................................................   50
   Section 6.11.  Undertaking for Costs.....................................................   51

                                   ARTICLE 7.
                                     TRUSTEE

   Section 7.01.  Duties of Trustee.........................................................   51
   Section 7.02.  Rights of Trustee.........................................................   52
   Section 7.03.  Individual Rights of Trustee..............................................   53
   Section 7.04.  Trustee's Disclaimer......................................................   53
   Section 7.05.  Notice of Defaults........................................................   53
   Section 7.06.  Reports by Trustee to Holders of the Notes................................   53
   Section 7.07.  Compensation and Indemnity................................................   53
   Section 7.08.  Replacement of Trustee....................................................   54
   Section 7.09.  Successor Trustee by Merger, etc..........................................   55
   Section 7.10.  Eligibility; Disqualification.............................................   55
   Section 7.11.  Preferential Collection of Claims Against Company.........................   55

                                               ARTICLE 8.
                                LEGAL DEFEASANCE AND COVENANT DEFEASANCE
   Section 8.01.  Option to Effect Legal Defeasance or Covenant Defeasance..................   56
   Section 8.02.  Legal Defeasance and Discharge............................................   56
   Section 8.03.  Covenant Defeasance.......................................................   56
   Section 8.04.  Conditions to Legal or Covenant Defeasance................................   57
   Section 8.05.  Deposited Money and Government Securities to be Held in Trust; Other
                  Miscellaneous Provisions..................................................   58
   Section 8.06.  Repayment to Company......................................................   58
   Section 8.07.  Reinstatement.............................................................   59

                                               ARTICLE 9.
                                    AMENDMENT, SUPPLEMENT AND WAIVER

   Section 9.01.  Without Consent of Holders of Notes.......................................   59
   Section 9.02.  With Consent of Holders of Notes..........................................   60
   Section 9.03.  Compliance with Trust Indenture Act.......................................   61
   Section 9.04.  Revocation and Effect of Consents.........................................   61
   Section 9.05.  Notation on or Exchange of Notes..........................................   62
   Section 9.06.  Trustee to Sign Amendments, etc...........................................   62

                                               ARTICLE 10.
                                        COLLATERAL AND SECURITY

   Section 10.01. Collateral Documents......................................................   62
   Section 10.02. Recording and Opinions....................................................   63
   Section 10.03. Release of Note Collateral................................................   63
   Section 10.04. Certificates of the Company...............................................   64
   Section 10.05. Certificates of the Trustee...............................................   64
   Section 10.06. Authorization of Actions to Be Taken by the Trustee Under the
                  Collateral Documents......................................................   65
   Section 10.07. Authorization of Receipt of Funds by the Trustee Under the Collateral
                  Documents.................................................................   65
   Section 10.08. Termination of Security Interest..........................................   65

                                              ARTICLE 11.
                                            NOTE GUARANTEES

   Section 11.01. Guarantee.................................................................   65
   Section 11.02. Limitation on Guarantor Liability.........................................   66
   Section 11.03. Execution and Delivery of Note Guarantee..................................   67
   Section 11.04. Guarantors May Consolidate, etc., on Certain Terms........................   67
   Section 11.05. Releases Following Sale of Assets.........................................   68

                                               ARTICLE 12.
                                       SATISFACTION AND DISCHARGE

   Section 12.01. Satisfaction and Discharge................................................   68
   Section 12.02. Application of Trust Money................................................   69

                                               ARTICLE 13.
                                             MISCELLANEOUS

   Section 13.01. Trust Indenture Act Controls..............................................   70
   Section 13.02. Notices...................................................................   70
   Section 13.03. Communication by Holders of Notes with Other Holders of Notes.............   71

   Section 13.04. Certificate and Opinion as to Conditions Precedent........................   71
   Section 13.05. Statements Required in Certificate or Opinion.............................   71
   Section 13.06. Rules by Trustee and Agents...............................................   72
   Section 13.07. No Personal Liability of Directors, Officers, Employees, Stockholders
                  and Agents................................................................   72
   Section 13.08. Governing Law.............................................................   72
   Section 13.09. No Adverse Interpretation of Other Agreements.............................   72
   Section 13.10. Successors................................................................   72
   Section 13.11. Severability..............................................................   72
   Section 13.12. Counterpart Originals.....................................................   73
   Section 13.13. Table of Contents, Headings, etc..........................................   73

                                    EXHIBITS

Exhibit A    FORM OF NOTE
Exhibit B    FORM OF NOTE GUARANTEE
Exhibit C    FORM OF SUPPLEMENTAL INDENTURE
Exhibit D    LIST OF COLLATERAL DOCUMENTS
Exhibit E    LIST OF UNITS IN ASSISTED LIVING FACILITIES

       INDENTURE dated as of [Effective Date], 2001 between Assisted Living Concepts, Inc., a Nevada corporation (the "Company"), Carriage House Assisted Living, Inc., a Delaware corporation ("Carriage House"), Home and Community Care, Inc., a Nevada corporation ("HCCI"), and ALC Indiana, a Nevada Corporation ("ALCI" and, together with Carriage House and HCCI, the "Initial Guarantors"), as guarantors, and BNY Midwest Trust Company, an Illinois trust company, as trustee (the "Trustee").

       The Company, the Initial Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 10% Senior Secured Notes due 200[8] the "Notes"):

                                   ARTICLE 1.
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01. Definitions.

       "Acquired Debt" means, with respect to any specified Person:

       (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

       (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

       "Additional Notes" means the Notes subject to the Reserve (as defined in the Plan) and issued subsequent to the Effective Date following the determination of the total amount of all Allowed Class 4 Claims.

       "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

       "Agent" means any Registrar, Paying Agent or co-registrar.

       "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

       "Allowed Class 4 Claim" has the meaning given that term in the Plan.

       "Asset Sale" means:

       (a) the sale, lease, conveyance or other disposition by the Company or any of its Restricted Subsidiaries of any assets or rights whether or not constituting Note Collateral; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Sections 4.15(a) and 5.01 of this Indenture and not by Sections 4.10 and 4.15(c); and

       (b) the issuance of Equity Interests in any of the Company's Restricted Subsidiaries or the sale by the Company or any of its Restricted Subsidiaries of Equity Interests in any of their Subsidiaries.

       Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

       (a) a transfer of assets between or among the Company and the Guarantors, between or among any Heller Debtor Subsidiaries or between or among any Unrestricted Subsidiaries;

       (b) an issuance of Equity Interests by a Subsidiary of the Company to the Company or a Restricted Subsidiary;

       (c) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

       (d) the sale or other disposition of cash or Cash Equivalents; and

       (e) a Restricted Payment or Permitted Investment that is permitted by section 4.07.

       "Attributable Debt" in respect of a sale and leaseback transaction means the product of 8.0 multiplied by the aggregate net rental payments payable by the lessee in respect of the lease for the 12 month period commencing on the first date of the month in which such sale and leaseback transaction takes place.

       "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

       "Board of Directors" means:

       (a) with respect to a corporation, the board of directors of the corporation;

       (b) with respect to a partnership, the board of directors of the general partner of the partnership; and

       (c) with respect to any other Person, the board or committee of such Person serving a similar function.

       "Business Day" means any day other than a Legal Holiday.

       "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

       "Capital Stock" means any and all shares or other equivalents (however designated) of capital stock, including all common stock and all preferred stock, in the case of a corporation, or partnership interests or other equivalents (however designated) in the case of a partnership or common shares of beneficial interest or other equivalents (however designated) in the case of a trust.

       "Carriage House" means Carriage House Assisted Living, Inc., a Delaware corporation.

       "Cash Equivalents" means:

       (a) United States dollars;

       (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

       (c) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party as of the Effective Date to the Heller Loan Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

       (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above;

       (e) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing within six months after the date of acquisition; and

       (f) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (e) of this definition.

       "Change in Control" means the occurrence of any of the following:

       (a) the sale of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to any Person or related group of Persons;

       (b) the consummation of any consolidation or merger of the Company:

              (i) in which the Company is not the continuing or surviving corporation, other than a consolidation or merger:

                     (1) with a wholly-owned Subsidiary of the Company in which all of the common stock of the Company outstanding immediately prior to the effectiveness thereof is changed into or exchanged for the same consideration), or

                     (2) in which the stockholders of the Company immediately prior to the consummation of such consolidation or merger own greater than 50% of the total voting power of all classes of capital shares of the continuing or surviving corporation immediately following the consummation of such consolidation or merger; or

              (ii) pursuant to which the shares of common stock of the Company are converted into cash, securities, or other property, unless the stockholders of the Company immediately prior to the consummation of such consolidation or merger own greater than 50% of the total voting power of all classes of capital shares of the continuing or surviving corporation immediately following the consummation of such consolidation or merger,

       (c) the acquisition by any Person individually or any Persons (in each case other than an Excluded Person or Excluded Persons) acting together that would constitute a "group" for purposes of Section 13(d) of the Exchange Act, together with any affiliates thereof, of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of greater than 50% of the total voting power of all classes of capital shares of the Company entitled to vote generally in the election of directors of the Company; or

       (d) the first day on which a majority of members of the Board of Directors of the Company are not Continuing Directors.

       Notwithstanding clause (a) of the definition of "Change in Control", a Change in Control will not be deemed to have occurred as a result of a transaction in which either:

       (a) the holders of the shares of common stock of the Company immediately prior to the sale of all or substantially all of the Company's assets have, directly or indirectly, at least a majority of the shares of common stock of the corporation to which such assets were sold immediately after such asset sale; or

       (b) the holders of the shares of common stock of the Company immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the shares of common stock of the continuing or surviving corporation immediately after such consolidation or merger.

       Notwithstanding clause (c) of the definition of "Change in Control", a Change in Control will not be deemed to have occurred solely by virtue of any of the following Persons filing or becoming obligated to file a report under or in response to Schedule 13D or Schedule 14D-1 (or any successor schedule, form, or report) under the Exchange Act disclosing beneficial ownership by it of shares or securities of the Company, of greater than 50% of the total voting power referred to in clause (c) of the foregoing definition or otherwise:

       (a) the Company;

       (b) any Subsidiary;

       (c) any employee share purchase plan, share option plan, or other share incentive plan or program;

       (d) retirement plan or automatic dividend reinvestment plan; or

       (e) any substantially similar plan of the Company or any Subsidiary or any Person holding securities of the Company for or pursuant to the terms of any such employee benefit plan.

       "Collateral Agent" means the party named as such in the Collateral Documents until a successor replaces it in accordance with the provisions of the Collateral Documents and thereafter means the successor serving thereunder.

       "Collateral Documents" means all agreements, instruments, documents, pledges or filings that evidence, perfect, set forth or limit the security interest of the Collateral Agent in the Note Collateral.

       "Company" means Assisted Living Concepts, Inc., and any and all successors thereto.

       "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

       (a) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale or the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries, in each case to the extent such losses were deducted in computing such Consolidated Net Income; plus

       (b) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

       (c) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

       (d) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

       (e) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

       Notwithstanding the preceding, the provisions for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by that Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

       "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

       (a) the Net Income (but not loss) of any Person that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Wholly Owned Restricted Subsidiary of the Person;

       (b) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

       (c) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded;

       (d) the cumulative effect of a change in accounting principles will be excluded; and

       (e) the Net Income (but not loss) of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specific Person or one of its Subsidiaries.

       "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who:

       (a) was a member of such Board of Directors on the date of this Indenture; or

       (b) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

       "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Company and the Holders.

       "Credit Facilities" means, one or more debt facilities (including, without limitation, the facilities under the Heller Loan Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

       "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

       "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

       "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

       "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

       "Designated Assets" means, collectively, the following properties owned by the Company or one of its Restricted Subsidiaries:

       (a) Magnolia House, Sabal House, Forsyth House and Stanley House, each of which is located in the State of Florida;

       (b) Wisdom House, which is located in the State of Georgia;

       (c) Amanda House, which is located in the State of Ohio;

       (d) Floyd House, which is located in the State of Iowa; and

       (e) Bennett House, Chapman House, Jennings House, Monroe House and York House, each of which is located in the State of Indiana.

       "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change in control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07.

       "Domestic Subsidiary" means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia, a majority of the fixed assets of which are located in the United States or that guarantees or otherwise provides direct credit support for any Indebtedness of the Company.

       "EBITDA" for any period for a particular assisted living facility means the Net Income for such period attributable to that facility of the entity owning such facility plus the following to the extent deducted in calculating such Net Income:

       (a) income tax expense;

       (b) the consolidated interest expense of the entity that owns such facility or, if such entity owns more than one facility or has subsidiaries or other assets, the proportion of consolidated interest expense equal to the proportion of the fair market value of the assets of such entity represented by such facility;

       (c) depreciation expense related to such facility;

       (d) amortization expense related to such facility; and

       (e) any management fee paid with respect to such facility to the Company or any wholly owned Subsidiary of the Company.

       "Effective Date" means _____________________.

       "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

       "Exchange Act" means the Securities Exchange Act of 1934, as amended.

       "Excluded Indebtedness" means, collectively:

       (a) Indebtedness under the Heller Loan Agreement;

       (b) Indebtedness permitted to be incurred under clauses (c) and (j) of the second paragraph of Section 4.09, and

       (c) Permitted Refinancing Indebtedness of the Indebtedness described in clauses (a) and (b) above incurred under clause (d) of the second paragraph of
Section 4.09.

       "Excluded Person" means any Person who is a holder of more than 5% of all classes of capital shares of the Company as of the Effective Date.

       "Existing Indebtedness" means up to $118.0 million in aggregate principal amount of Indebtedness of the Company and its Subsidiaries (including, for purposes of this definition, Indebtedness under the Heller Loan Agreement but excluding Indebtedness under this Indenture and the Junior Note Indenture) in existence on the date of the Indenture, until such amounts are repaid; provided that if the Meditrust Acquisition shall not have taken place on or before the Effective Date the aggregate principal amount of such Indebtedness shall not exceed (1) $118.0 million minus (2) the difference between $44.0 million and the aggregate principal amount of the Indebtedness under the Heller Loan Agreement.

       "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

       (a) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

       (b) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

       (c) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

       (d) the product of (i) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

       "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

       In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

       (a) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (c) of the proviso set forth in the definition of Consolidated Net Income;

       (b) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded; and

       (c) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

       "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

       "Global Notes" means each of the global Notes issued in accordance with
Section 2.01 and substantially in the form of Exhibit A attached hereto that, except as otherwise provided in Section 2.01(b) hereof, bear the Global Note Legend and that have the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that are deposited with or on behalf of and registered in the name of the Depositary.

       "Global Note Legend" means the legend set forth in Section 2.06(f), which is required to be placed on all Global Notes issued under this Indenture.

       "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

       "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

       "Guarantors" means each of:

       (a) Carriage House,

       (b) HCCI, and

       (3) any other Restricted Subsidiary of the Company that executes a Note Guarantee in accordance with the terms of this Indenture.

       "HCCI" means Home and Community Care, Inc., a Nevada corporation.

       "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

       (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

       (b) other agreements or arrangements designed to protect such Person against fluctuations in interest rates entered into in the ordinary course of business, and consistent with past practice.

       "Heller" means Heller Healthcare Finance, Inc.

       "Heller Collateral" means all property, now owned or hereafter acquired, of the Company and its Subsidiaries that, pursuant to the collateral documents entered into pursuant to the Heller Loan Agreement, is subject to a security interest in favor of the lenders under the Heller Loan Agreement or a representative on their behalf.

       "Heller Debtor Subsidiary" means any Subsidiary of the Company that:

       (a) is a party to the Heller Loan Agreement, and

       (b) grants a security interest pursuant to Section 10.01 in one or more assisted living properties to secure the Obligations of the Company under this Indenture, the Notes and the Collateral Documents to which the Company is party.

       "Heller Loan Agreement" means the Loan Agreement, dated as of February 20, 2001, among Heller and certain Subsidiaries of the Company, as amended by First Amendment to Loan Documents, dated as of June 29, 2001, among Heller, the Company and certain Subsidiaries of the Company, as further amended by Second Amendment to Loan Documents, dated as of October 3, 2001, among Heller, the Company and certain Subsidiaries of the Company.

       "Holder" means a Person in whose name a Note is registered.

       "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

       (a) in respect of borrowed money;

       (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

       (c) in respect of banker's acceptances;

       (d) representing Capital Lease Obligations;

       (e) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

       (f) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

       The amount of any Indebtedness outstanding as of any date will be:

       (a) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

       (b) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness;

       (c) in the case of a Guarantee of Indebtedness, the maximum amount of the Indebtedness guaranteed under such Guarantee; and

       (d) in the case of Indebtedness of others secured by a Lien on any asset of the specified Person, the fair market value of the asset(s) subject to such Lien.

       "Indenture" means this Indenture, as amended, modified or supplemented from time to time.

       "Initial Notes" means the Notes issued under this Indenture on the date hereof.

       "Intercreditor Agreements" means collectively, (i) the Intercreditor Agreement, dated as of the Effective Date, among the Company, the Guarantors, the Trustee and one or more representatives of Heller Healthcare Finance, Inc., and (ii) the Intercreditor Agreement, dated as of the Effective Date, among the Company, the Guarantors, the Trustee and the Junior Note Trustee, in each case, as amended, modified or supplemented from time to time.

       "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a

Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.07. The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of Section 4.07.

       "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

       "Junior Note Guarantees" means the Guarantees given by the Guarantors in respect of the obligations under the Junior Note Indenture.

       "Junior Note Indenture" means the indenture, dated as of the date of this Indenture, to be executed by the Company, the Guarantors and the Junior Note Trustee.

       "Junior Note Trustee" means BNY Midwest Trust Company in its capacity as trustee under the Junior Note Indenture and any successor trustee, if any, under the Junior Note Indenture.

       "Junior Notes" means those notes issued pursuant to the Junior Note Indenture.

       "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York, the City of Chicago or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

       "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

       "Meditrust Acquisition" means the acquisition by the Company and/or one or more of its Subsidiaries of sixteen properties located in Texas currently leased from T and F Properties, L.P., pursuant to an option granted by T and F Properties, L.P. to Texas ALC Partners, L.P. or its assignee on September 25, 2001.

       "Net Income" means, with respect to any specified Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

       (a) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (i) any Asset Sale; or (ii) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

       (b) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

       "Net Proceeds" means:

       (a) with respect to any Asset Sale, the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements and amounts required to be applied (whether pursuant to a mandatory redemption, offer to repurchase or otherwise) to repay Indebtedness (including the Indebtedness in respect of the Heller Loan Agreement) secured by a security interest on the asset or assets that were the subject of such Asset Sale, and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP; and

       (b) with respect to any incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness, the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any incurrence of Indebtedness, net of the direct costs relating to such incurrence, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and amounts required to be applied (whether pursuant to a mandatory redemption, an offer to repurchase or otherwise) to refinance, replace, defease or refund any then existing Indebtedness (other than the Junior Notes and the Junior Note Guarantees) secured by a security interest on an asset of the Company or any Restricted Subsidiary, if the net proceeds of such new Indebtedness are used to refinance, replace, defease or refund such existing Indebtedness.

       "Non-Recourse Debt" means Indebtedness:

       (a) as to which neither the Company nor any of its Restricted Subsidiaries (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (ii) is directly or indirectly liable as a guarantor or otherwise, or (iii) constitutes the lender;

       (b) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes or the Junior Notes or the Heller Loan Agreement) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and

       (c) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

       "Note Collateral" means all property, now owned or hereafter acquired, of the Company, the Guarantors and the Heller Debtor Subsidiaries that, pursuant to the Collateral Documents, is subject to a security interest in favor of the Collateral Agent.

       "Note Guarantee" means the Guarantee by each Guarantor of the Company's payment obligations under this Indenture and on the Notes, executed pursuant to the provisions of this Indenture.

       "Notes" has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture.

       "Obligations" means any principal, interest, premium, if any, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

       "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

       "Officers' Certificate" means a certificate signed on behalf of the Company or a Guarantor by two Officers of the Company or such Guarantor, as the case may be, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company or such Guarantor, as the case may be, that meets the requirements of
Section 13.05 hereof.

       "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
13.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

       "Participant" means, with respect to the Depositary, a Person who has an account with the Depositary.

       "Permitted Business" means:

       (a) the assisted living residence business, including nursing facilities, long-term care facilities or other facilities used or useful in the provision of healthcare services;

       (b) the provision of personal care and support (including nursing) services in connection with the assisted living residence business; and

       (c) any business that is ancillary to any of the foregoing, including, without limitation, rehabilitation programs, therapies, pharmaceutical services, participation in provider service organizations, health care information services business, distribution of medical supplies, geriatric care and home healthcare or other businesses which provide ancillary services to residents in long-term and specialty healthcare facilities.

       "Permitted Investments" means:

       (a) any Investment in the Company or in a Restricted Subsidiary of the Company;

       (b) any Investment in cash or Cash Equivalents;

       (c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

              (i) such Person becomes a Restricted Subsidiary of the Company; or

              (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

       (d) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Sections 4.10 and 4.15(c);

       (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

       (f) any Investments received in compromise of obligations of such Persons incurred in the ordinary course of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

       (g) Hedging Obligations;

       (h) Investments represented by accounts receivable created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

       (i) Investments in prepaid expenses, negotiable instruments held for collection, and lease, utility and worker's compensation, performance and other similar deposits; and

       (j) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (j) that are at the time outstanding not to exceed $5.0 million.

       "Permitted Liens" means:

       (a) Liens created, or intended to be created, under the Collateral Documents;

       (b) Liens on assets of the Company or any Restricted Subsidiary securing Indebtedness and other Obligations under Credit Facilities that are permitted by the terms of this Indenture to be incurred;

       (c) Liens in favor of the Company, the Guarantors or the Heller Debtor Subsidiaries;

       (d) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

       (e) Liens on property existing at the time of acquisition of such property by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition;

       (f) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

       (g) Liens on assets or rights which are not Note Collateral and which secure:

              (i) Indebtedness permitted by clause (c) or clause (j) of the second paragraph of Section 4.09; or

              (ii) Indebtedness permitted under any clause of such covenant so long as the Notes are repaid in full with the proceeds of, and concurrently with the incurrence of, such Indebtedness;

       (h) Liens existing on the date of this Indenture;

       (i) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

       (j) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that are not Indebtedness that do not exceed $1.0 million at any one time outstanding;

       (k) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries;

       (l) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent for a period of more than 90 days or which are being contested in good faith; provided that a reserve or other appropriate provision as shall be required by GAAP shall have been made therefor;

       (m) easements, rights-of-way, restrictions, zoning, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business or assets of the Company and its Restricted Subsidiaries, taken as a whole, incurred in the ordinary course of business;

       (n) Liens arising by reason of any judgment not constituting an Event of Default under this Indenture; provided that:

              (i) such Liens are being contested in good faith by appropriate proceedings, and

              (ii) such Liens are adequately bonded or adequate reserves have been established on the books of the Company in accordance with GAAP;

       (o) Uniform Commercial Code financing statements filed for precautionary purposes in connection with any true lease of property leased by the Company or any of its Restricted Subsidiaries; provided that any such financing statement does not cover any property other than the property subject to such lease and the proceeds thereof; and

       (p) renewals or refundings of any Liens referred to in clauses (a), (b),
(d), (e), (g), (h) and (k) above; provided that:

              (i) such new Liens will be limited to all or part of the same property that secured the original Liens (plus improvements to or on such property); and

              (ii) the principal amount of the Indebtedness secured by such Liens at such time is not increased to any amount greater than the sum of (1) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (a), (b), (d), (e), (g), (h) and (k) above immediately prior to such renewal or refunding, and (2) an amount necessary to pay any fees and expenses, including premiums, related to such renewals or refundings.

       "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

       (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

       (b) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

       (c) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of the Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

       (d) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary which is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

       "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

       "Plan" means the Joint Plan of Reorganization of the Company and Carriage House, dated as of October 1, 2001, as amended, modified or otherwise supplemented through the Effective Date.

       "Pro Rata Share" has the meaning given that term in the Plan.

       "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Effective Date, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

       "Release Price" means, with respect to any Asset Sale of a property, the greater of (1) the product of 6.5 multiplied by the EBITDA of such property for the period of two fiscal quarters of the Company ending immediately prior to the date of such Asset Sale multiplied by 2.0, and (2) the product of $10,000 multiplied by the number of units in such property.

       "Repurchase Date" means the Asset Sale Repurchase Date, the Change in Control Repurchase Date or the Debt Incurrence Repurchase Date, as applicable.

       "Repurchase Price" means the Asset Sale Repurchase Price, the Change in Control Repurchase Price or the Debt Incurrence Repurchase Price, as applicable.

       "Responsible Officer," when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee located at the Corporate Trust Office of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

       "Restricted Investment" means an Investment other than a Permitted Investment.

       "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

       "SEC" means the Securities and Exchange Commission.

       "Securities Act" means the Securities Act of 1933, as amended.

       "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

       "Subsidiary" means, with respect to any specified Person:

       (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

       (b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

       "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as amended, as in effect on the date hereof until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA.

       "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

       "Unrestricted Subsidiary" means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such
Subsidiary:

       (a) has no Indebtedness other than Non-Recourse Debt;

       (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

       (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Equity Interests or (ii) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

       (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries;

       (e) has at least one director on its Board of Directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries; provided that if such Unrestricted Subsidiary fails to have at least one such director, such Unrestricted Subsidiary shall not cease to be an Unrestricted Subsidiary solely because of its failure to have at least one such director so long as such Unrestricted Subsidiary is using its commercially reasonable efforts to appoint at least one such director; and

       (f) does not own any Capital Stock of, or own or hold any Lien on any property of, the Company or any Restricted Subsidiary.

       Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09, the Company will be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under Section 4.09, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

       "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

       "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

       (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

       (b) the then outstanding principal amount of such Indebtedness.

       "Wholly Owned Restricted Subsidiary" of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) will at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.

Section 1.02. Other Definitions.

                                                                               Defined in
       Term                                                                     Section
       ----                                                                    ----------
       "Affiliate Transaction"..............................................     4.11
       "Asset Sale Offer"...................................................     4.15
       "Asset Sale Repurchase Date".........................................     4.15
       "Asset Sale Repurchase Price"........................................     4.15
       "Authentication Order"...............................................     2.02
       "Change in Control Offer"............................................     4.15
       "Change in Control Repurchase Date"..................................     4.15
       "Change in Control Repurchase Price".................................     4.15
       "Covenant Defeasance"................................................     8.03
       "Debt Incurrence Offer"..............................................     4.15
       "Debt Incurrence Repurchase Date"....................................     4.15
       "Debt Incurrence Repurchase Price"...................................     4.15
       "DTC"................................................................     2.03
       "Event of Default"...................................................     6.01
       "incur"..............................................................     4.09
       "Legal Defeasance"...................................................     8.02
       "Offer"..............................................................     3.09
       "Offer Amount".......................................................     3.09
       "Offer Period".......................................................     3.09
       "Paying Agent".......................................................     2.03
       "Permitted Debt".....................................................     4.09
       "Registrar"..........................................................     2.03
       "Restricted Payments"................................................     4.07
       "Trustee"............................................................     8.05

Section 1.03. Incorporation by Reference of Trust Indenture Act.

       Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

       The following TIA terms used in this Indenture have the following meanings:

       "Commission" means the SEC;

       "indenture securities" means the Notes;

       "indenture security holder" means a Holder of a Note;

       "indenture to be qualified" means this Indenture;

       "indenture trustee" or "institutional trustee" means the Trustee; and

       "obligor" on the Notes and the Note Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

       All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04. Rules of Construction.

       Unless the context otherwise requires:

       (a) a term has the meaning assigned to it;

       (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

       (c) "or" is not exclusive;

       (d) words in the singular include the plural, and in the plural include the singular;

       (e) provisions apply to successive events and transactions; and

       (f) references to sections of or rules under the Securities Act and the Exchange Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE 2.
                                    THE NOTES

Section 2.01. Form and Dating.

       (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. Each Note shall include the Note Guarantee executed by each of the Guarantors in the form of Exhibit B hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof; provided that the issuance of Notes (after giving effect to the issuance of Additional Notes) to each Holder pursuant to the Plan shall be in a principal amount equal to such Holder's Pro Rata Share of its Allowed Class 4 Claim(s) multiplied by $40,250,000.

       The terms and provisions contained in the Notes and the Note Guarantees shall constitute, and are hereby expressly made, a part of this Indenture, and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note or Guarantee conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

       (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and transfers of interests therein in accordance with this Indenture. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

Section 2.02. Execution and Authentication.

       Two Officers of the Company shall sign the Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Notes and may be in facsimile form.

       If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

       A Note shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee on the certificate of authentication of the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

       The Trustee shall, upon a written order of the Company signed by two Officers of the Company specifying the date on which the Notes are to be authenticated and whether the Notes are Definitive Notes or Global Notes (an "Authentication Order"), authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

       The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. The Company shall pay all reasonable fees payable to the authenticating agent. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03. Registrar and Paying Agent.

       The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar upon prior written notice to the Trustee without notice to any Holder. The Company shall notify the Trustee in writing of the name and address and any change in the name or address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar, except that for purposes of Articles 3 and 12 and Sections 4.01, 4.10 and 4.15 neither the Company nor any of its Subsidiaries shall act as Paying Agent.

       The Company shall enter into an appropriate agency agreement with any agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent and shall, if required, incorporate the provisions of the TIA.

       The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

       The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04. Paying Agent to Hold Money in Trust.

       The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal or premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee. If the Company or a Subsidiary acts as Paying Agent (subject to Section 2.03), it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05. Holder Lists.

       The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes, including the aggregate principal amount held by each Holder, and the Company shall otherwise comply with TIA Section 312(a).

Section 2.06. Transfer and Exchange.

       (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary or (ii) following the occurrence and during the continuation of a Default or Event of Default, any Person holding a beneficial interest in a Global Note requests that the Global Notes should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and
2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or
Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); provided, however, that beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.

       (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers of beneficial interests in a Global Note.

       (c) Transfer or Exchange of Beneficial Interests in Global Notes for Definitive Notes. If any holder of a beneficial interest in a Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to
Section 2.06(g) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.

       (d) Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes. A Holder of a Definitive Note may exchange such Note for a beneficial interest in a Global Note or transfer such Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Global Notes.

       (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. A Holder of Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of a Definitive Note.

       (f) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture in substantially the following form unless specifically stated otherwise in the applicable provisions of this Indenture.

              (i) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 9.05 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF ASSISTED LIVING CONCEPTS, INC."

              (ii) Note Legend. Each Note shall bear a legend in substantially the following form:

"DUE TO THE PROVISIONS FOR THE PAYMENT OF PRINCIPAL OF THIS NOTE, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE MAY BE DIFFERENT THAN THE AMOUNT SHOWN ON THE FACE HEREOF. ANYONE PURCHASING THIS NOTE MAY ASCERTAIN THE OUTSTANDING PRINCIPAL AMOUNT HEREOF BY INQUIRY OF THE TRUSTEE."

       (g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

       (h) General Provisions Relating to Transfers and Exchanges.

              (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

              (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Trustee or the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.05 hereof).

              (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

              (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

              (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

              (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent, any Guarantor and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent, or Guarantor or the Company shall be affected by notice to the contrary.

              (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

              (viii) All certifications and certificates required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07. Replacement Notes.

       If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

       Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08. Outstanding Notes.

       The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

       If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

       If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

       If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09. Treasury Notes.

       In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any of its Affiliates, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

Section 2.10. Temporary Notes.

       Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency maintained by the Company for such purpose pursuant to Section
4.02 hereof, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company (and the Guarantors) shall execute, and the Trustee shall authenticate and make available for delivery, in exchange thereof the same aggregate principal amount of Definitive Notes of authorized denominations.

       Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11. Cancellation.

       The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Notes in accordance with its normal practice and applicable law. Certification of the destruction of all canceled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has redeemed or repurchased or paid or that have been delivered to the Trustee for cancellation.

Section 2.12. Defaulted Interest.

       If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall with the consent of the Trustee fix or cause to be fixed each such special record date and payment date, provided that each such special record date shall be at the earliest practicable date but in all events shall not be less than five Business Days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                   ARTICLE 3.
                            REDEMPTION AND PREPAYMENT

Section 3.01. Notices to Trustee.

       If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 or is required to redeem Notes pursuant to Section 4.10, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of Section 3.07 pursuant to which the redemption shall occur or stating that the redemption is pursuant to Section 4.10, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

Section 3.02. Selection of Notes to Be Redeemed or Repurchased.

       If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, pro rata in accordance with the outstanding principal amount of the Notes outstanding immediately prior to such redemption or purchase.

       The Trustee shall promptly notify the Company, the Registrar and the Paying Agent in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03. Notice of Redemption.

       Subject to the provisions of Sections 3.08 and 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

       The notice shall identify the Notes to be redeemed and shall state:

       (a) the redemption date;

       (b) the redemption price;

       (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

       (d) the name and address of the Paying Agent to which the Notes are to be surrendered for redemption;

       (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

       (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

       (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

       (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

       At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days, or such shorter period allowed by the Trustee, prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04. Effect of Notice of Redemption.

       Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

Section 3.05. Deposit of Redemption Price.

       Prior to 11:00 a.m., Chicago time, not less than one Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date) on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

       If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in
Section 4.01 hereof.

Section 3.06. Notes Redeemed in Part.

       Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07. Optional Redemption.

       (a) The Company may, at its option at any time after the Effective Date, redeem all, but not less than all, of the Notes, on at least 30 days' but not more than 60 days' notice to each Holder of Notes to be redeemed in cash at its registered address, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date.

       (b) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

Section 3.08. Mandatory Redemption.

       Other than as set forth in Section 4.10 below, the Company shall not be required to make mandatory prepayments with respect to the Notes.

Section 3.09. Offers to Repurchase by the Company.

       In the event that, pursuant to Section 4.15(a), Section 4.15(b) or
Section 4.15(c) hereof, the Company shall be required to commence an offer to all Holders to purchase Notes (an "Offer"), it shall follow the procedures specified below.

       The Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than the applicable Repurchase Date, the Company shall purchase the principal amount of Notes (plus accrued and unpaid interest thereon) required to be purchased pursuant to
Section 4.15(a), 4.15(b) or

Section 4.15(c) hereof, as applicable (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Offer.

       If the applicable Repurchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Offer; provided that if the Company, the Depositary or the Paying Agent, as the case may be, fail to mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase pursuant to this Section 3.09, interest shall be paid by the Company on the unpaid principal from such interest record date until such principal is paid and to the extent lawful on any interest not paid on such interest, in each case at the rate provided in the Notes.

       Upon the commencement of an Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer. The Offer shall be made to all Holders. The notice, which shall govern the terms of the Offer, shall state:

       (a) that the Offer is being made pursuant to this Section 3.09 and
Section 4.15(a), Section 4.15(b) or 4.15(c), as applicable, hereof and the length of time the Offer shall remain open;

       (b) in the case of an Offer made pursuant to Section 4.15(a), the event constituting, and the date of, the Change in Control;

       (c) in the case of an Offer made pursuant to Section 4.15(b), the event constituting, and the date of, the incurrence of Indebtedness;

       (d) in the case of an Offer made pursuant to Section 4.15(c), the event constituting, and date of, the Asset Sale;

       (e) the Offer Amount, the Repurchase Price and the Repurchase Date;

       (f) that any Note not tendered or accepted for payment shall continue to accrue interest;

       (g) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Offer shall cease to accrue interest after the Repurchase Date;

       (h) that Holders electing to have a Note purchased pursuant to an Offer may elect to have Notes purchased in full or in integral multiples of $1,000;

       (i) that Holders electing to have a Note purchased pursuant to any Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least ten days before the Repurchase Date;

       (j) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

       (k) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

       (l) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

       On or before the Repurchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis in accordance with the principal amount of the Notes then outstanding (subject to the requirements of the principal national securities exchange, if any, on which the Notes are listed) to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Repurchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Offer on or as soon as reasonably practicable following the Repurchase Date.

       Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                   ARTICLE 4.
                                    COVENANTS

Section 4.01. Payment of Notes.

       The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of noon Eastern Time on the due date, money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

       The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02. Maintenance of Office or Agency.

       The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

       The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

       The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

Section 4.03. Reports.

       (a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Trustee and the Holders of Notes within the time periods specified in the SEC's rules and regulations (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K (or any successor forms) if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K (or any successor forms) if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company shall at all times comply with TIA Section 314(a).

       (b) If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by
Section 4.03(a) shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in "Management's Discussion and Analysis of Financial Condition and Results of Operations", of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

Section 4.04. Compliance Certificate.

       (a) The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each of the Company and its Subsidiaries has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge each of the Company and its Subsidiaries has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company and its Subsidiaries are taking or propose to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event, its nature and status and what action the Company and its Subsidiaries are taking or propose to take with respect thereto.

       (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

       (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, within 10 days of any Officer of the Company or a Guarantor becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default, the period of existence thereof and what action the Company or such Guarantor is taking or proposes to take with respect thereto.

       (d) In the event that the Junior Notes or any other Indebtedness of the Company that is contractually subordinated to the Notes is declared due and payable before the Stated Maturity of such Indebtedness because of the occurrence of an event of default thereunder, the Company shall give prompt notice in writing of such happening to the Trustee.

Section 4.05. Taxes.

       The Company shall pay, and shall cause each of its Restricted Subsidiaries to pay or discharge, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06. Stay, Extension and Usury Laws.

       The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Notes in accordance with this Indenture, wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture, and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07. Restricted Payments.

       The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (a) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted

Subsidiaries) or to the direct or indirect Holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or any Restricted Subsidiary of the Company or payable to the Company or a Restricted Subsidiary of the Company); (b) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any Person (other than the Company or any of its Wholly Owned Restricted Subsidiaries); (c) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or the Note Guarantees, except a payment of interest or principal and premium, if any, at the Stated Maturity thereof; or (d) make any Restricted Investment (all such payments and other actions set forth in these clauses (a) through (d) being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

              (i) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

              (ii) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof; and

              (iii) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of this Indenture (excluding Restricted Payments permitted by clauses (b), (c) and (d) of the next succeeding paragraph), is less than the sum, without duplication, of: (1) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of this Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (2) 100% of the aggregate net cash proceeds received by the Company since the date of this Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company), plus (3) (A) to the extent that any Restricted Investment that was made after the date of this Indenture is sold for cash or otherwise liquidated or repaid for cash for an amount in excess of the initial amount of such Restricted Investment, the sum of (x) 50% of the cash proceeds with respect to such Restricted Investment in excess of the aggregate amount invested in such Restricted Investment (less the cost of disposition, if any) and (y) the aggregate amount invested in such Restricted Investment, and (B) to the extent that any such Restricted Investment is sold for cash or otherwise liquidated or repaid in cash for an amount equal to or less than the initial amount of such Restricted Investment, the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any); provided that the amount of any Net Proceeds that are applied to repurchase the Notes pursuant to Section 4.15(c) shall be excluded from this clause (iii) (3) to the extent otherwise includible; plus (4) 50% of any dividends received by the Company or a Restricted Subsidiary after the date of this Indenture from an Unrestricted Subsidiary of the Company, to the extent that such dividends were not otherwise included in Consolidated Net Income of the Company for such period, plus (5) to the extent that any Unrestricted Subsidiary of the Company is redesignated as a Restricted Subsidiary after the date of this Indenture, the lesser of (x) the fair market value of the Company's Investment in such Subsidiary as of the date of such redesignation or (y) such fair market value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary.

       So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions shall not prohibit: (a) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of this Indenture; (b) the redemption, repurchase, retirement, defeasance or other acquisition of any Junior Notes in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (iii) (2) of the preceding paragraph; (c) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of the Company or any Restricted Subsidiary with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (d) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis; and (e) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any member of the Company's (or any of its Restricted Subsidiaries') management pursuant to any management equity subscription agreement, stock option agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $250,000 in any twelve-month period.

       The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this
Section 4.07 shall be determined by the Board of Directors in good faith, whose resolution with respect thereto shall be delivered to the Trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $3.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

Section 4.08. Dividend and Other Payment Restrictions Affecting Subsidiaries.

       The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to: (a) pay dividends or make any other distributions on its Capital Stock to the Company or any Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries; (b) make loans or advances to the Company or any of its Restricted Subsidiaries; or
(c) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

       However, the preceding restrictions shall not apply to encumbrances or restrictions existing under or by reason of:

       (a) agreements governing Existing Indebtedness and Credit Facilities (including, without limitation, the Heller Loan Agreement) as in effect on the date of this Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of this Indenture;

       (b) this Indenture, the Notes and the Note Guarantees;

       (c) the Junior Note Indenture, the Junior Notes and the Junior Note Guarantees;

       (d) applicable law;

       (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

       (f) customary non-assignment provisions in any contract or licensing agreement entered into in the ordinary course of business and consistent with past practices;

       (g) purchase money obligations or Capital Lease Obligations or other mortgage financings permitted to be incurred pursuant to clause (c) of the second paragraph of Section 4.09 that impose restrictions on that property of the nature described in clause (c) of the preceding paragraph;

       (h) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

       (i) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

       (j) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of Section 4.12 that limit the right of the debtor to dispose of the assets subject to such Liens;

       (k) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business; and

       (l) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

Section 4.09. Incurrence of Indebtedness and Issuance of Preferred Stock.

       The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and the Company shall not issue any Disqualified Stock and shall not permit any of its Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Company's Subsidiaries may incur Indebtedness or issue preferred stock, if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least
2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the preferred stock or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

       The first paragraph of this Section 4.09 shall not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

       (a) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

       (b) the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes, the Junior Notes and the related Subsidiary Guarantees to be issued on the date of this Indenture and the date of the Junior Note Indenture, respectively, or pursuant to Section 4.21 of this Indenture or
Section 4.21 of the Junior Note Indenture, respectively;

       (c) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (c), not to exceed $2.5 million at any time outstanding;

       (d) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under the first paragraph of this Section 4.09 or clauses (a), (b), (c), (d) or
(j) of this paragraph;

       (e) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

              (i) if the Company or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Company, or its Note Guarantee, in the case of a Guarantor; and

              (ii) (1) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (2) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be, that was not permitted by this clause (e);

       (f) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding;

       (g) the Guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this Section 4.09;

       (h) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock shall not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.09; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued;

       (i) Indebtedness of the Company or any Restricted Subsidiary to the extent that the Net Proceeds thereof are promptly:

              (i) used to purchase Notes tendered in an offer to purchase made as a result of a Change in Control, or

              (ii) deposited to defease the Notes pursuant to Article 8 hereof.

       (j) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness (including Acquired Debt) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (j), not to exceed $5.0 million; and

       (k) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (k).

       The Company shall not incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company unless such Indebtedness is also contractually subordinated in right of payment to the Notes on substantially identical terms; provided, however, that no Indebtedness of the Company shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured.

       For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (a) through (k) above, or is entitled to be incurred pursuant to the first paragraph of this Section 4.09, the Company shall be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09.

Section 4.10. Asset Sales of Note Collateral.

       The Company shall not, and shall not permit its Restricted Subsidiaries to, make an Asset Sale of assets or rights constituting Note Collateral unless:

       (a) except in the case of an Asset Sale of a Designated Asset, the amount of the gross proceeds of such Asset Sale equals or exceeds the total Release Price relating to the Note Collateral which is the subject of such Asset Sale, and

       (b) the ratio of the aggregate fair market value of the Note Collateral after giving effect to such Asset Sale to the aggregate principal amount of the Indebtedness under the Notes and the Junior Notes, after giving effect to the mandatory redemption required by the immediately following paragraph is not less than 1.6:1.0.

       If on any date the Company or any Restricted Subsidiary shall receive Net Proceeds from any Asset Sale of Note Collateral, then within 10 days after the receipt of such Net Proceeds, the Company shall deliver to the Trustee for deposit in an interest bearing cash collateral account held by the Paying Agent and pledged for the benefit of the Holders of Notes and the holders of Junior Notes an amount sufficient to allow the Trustee, on behalf of the Company, to redeem a principal amount of Notes equal to such Net Proceeds, pro rata in accordance with the outstanding principal amount of the Notes (subject to the requirements of the principal national securities exchange, if any, on which the Notes are listed), at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest on the Notes.

       At any time as the aggregate Net Proceeds of all Asset Sales of Note Collateral equals or exceeds $1.0 million, the Company shall deliver on the date of the deposit causing such threshold to be reached the notice required by
Section 3.01. The redemption shall take place in accordance with Sections 3.01 to 3.06 hereof.

Section 4.11. Transactions with Affiliates.

       The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

       (a) the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

       (b) the Company delivers to the Trustee:

              (i) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

              (ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.5 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

       The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of the prior paragraph:

       (a) any employment agreement that is in effect on the date of this Indenture or that is entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary;

       (b) transactions between or among the Company and/or its Restricted Subsidiaries;

       (c) payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Company;

       (d) sales of Equity Interests (other than Disqualified Stock) to Affiliates of the Company;

       (e) Restricted Payments that are permitted by Section 4.07;

       (f) advances to Officers of the Company or any Restricted Subsidiary of the Company in the ordinary course of business to provide for the payment of reasonable expenses incurred by such Persons in the performance of their responsibilities to the Company or such Restricted Subsidiary or in connection with any relocation;

       (g) reasonable fees and compensation (including, without limitation, bonuses, retirement plans and securities, equity options and equity ownership plans) paid or issued to and indemnities provided on behalf of, Officers, directors, employees or consultants of the Company or any Restricted Subsidiary in the ordinary course of business; and

       (h) any other transactions expressly authorized by the Court pursuant to the Plan or any order entered by the Court in respect thereof.

Section 4.12. Liens.

       The Company shall not, and shall not permit any of its Subsidiaries to directly or indirectly (a) create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness, Attributable Debt or trade payables on any asset of the Company or any of its Subsidiaries now owned or hereafter acquired or on any income or profits therefrom, or (b) assign or convey any right to receive income therefrom, securing Indebtedness, Attributable Debt or trade payables, except in each case for Permitted Liens.

Section 4.13. Line of Business.

       The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than the Permitted Business, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Section 4.14. Corporate Existence.

       Subject to the provisions of Section 5.1, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

       (a) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary, and

       (b) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.15. Offers to Repurchase by the Company.

       (a) Upon the occurrence of a Change in Control of the Company occurring after the date of issuance of the Notes and on or prior to maturity, the Company shall make an offer to each Holder (a "Change in Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes on the date, which must be a Business Day (the "Change in Control Repurchase Date"), that is selected by the Company (subject to compliance with the minimum Offer Period specified in Section 3.09) that is not more than 75 days after the date the Company gives notice of the Change in Control at a price (the "Change in Control Repurchase Price") equal to 101.0% of the principal amount thereof, together with accrued and unpaid interest to the Change in Control Repurchase Date. Not less than one Business Day prior to the Change in Control Repurchase Date, the Company shall be required to deposit with the Trustee or a Paying Agent an amount of money sufficient to pay the Change in Control Repurchase Price of the Notes that are to be repaid on the Change in Control Repurchase Date. On or before the 15th day after the occurrence of a Change in Control, the Company shall mail to all Holders the information and documentation required to be provided pursuant to Section 3.09. The Company shall comply with any applicable requirements of Rules 13e-4 and 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes in connection with a Change in Control and shall be deemed not to have breached its obligations under this Section 4.15(a) as a result of such compliance. To the extent that the aggregate amount of Notes tendered pursuant to a Change in Control Offer is less than the aggregate Net Proceeds included in such Change in Control Offer, the Company shall use such deficiency to make an offer to repurchase Junior Notes in accordance with the provisions of the Junior Note Indenture.

       Notwithstanding anything to the contrary in this Section 4.15(a), the Company shall not be required to make a Change in Control Offer upon a Change in Control if a third party makes the Change in Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this
Section 4.15(a) and Section 3.09 hereof and all other provisions of this Indenture applicable to a Change in Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change in Control Offer.

       (b) In the event that the Company or any Restricted Subsidiary shall receive Net Proceeds from an incurrence of Indebtedness (other than Excluded Indebtedness) occurring after the date of issuance of the Notes and on or prior to maturity, the Company shall offer to (a "Debt Incurrence Offer") repurchase the Notes, pro rata in accordance with the outstanding principal amount of the Notes (subject to the requirements of the principal national securities exchange, if any, on which the Notes are listed), with such Net Proceeds, at a repurchase price (the "Debt Incurrence Repurchase Price") equal to 100% of the principal amount thereof, together with accrued and unpaid interest on the Notes. The repurchase date (the "Debt Incurrence Repurchase Date") shall be a date, which must be a Business Day, selected by the Company (subject to compliance with the minimum Offer Period specified in Section 3.09) that is not more than 60 days after the date the Company gives notice of such incurrence of Indebtedness. Not less than one Business Day prior to the Debt Incurrence Repurchase Date, the Company shall be required to deposit with the Trustee or a Paying Agent an amount of money sufficient to pay the Debt Incurrence Repurchase Price of the Notes that are to be repaid on the Debt Incurrence Repurchase Date. On or before the 15th day after the incurrence of such Indebtedness, the Company is obligated to mail to all Holders the information and documentation required to be provided pursuant to Section 3.09. The Company shall comply with any applicable requirements of Rules 13e-4 and 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes in connection with an Incurrence of Indebtedness and shall be deemed not to have breached its obligations under this Section 4.15(b) as a result of such compliance. To the extent that the aggregate amount of Notes tendered pursuant to a Debt Incurrence

Offer is less than the aggregate Net Proceeds included in such Debt Incurrence Offer, the Company (or such Restricted Subsidiary) shall use such deficiency to make an offer to repurchase Junior Notes in accordance with the provisions of the Junior Note Indenture.

       Notwithstanding anything to the contrary in this Indenture, the Company shall not be required to make a Debt Incurrence Offer until such time as the aggregate Net Proceeds of all Asset Sales of assets or rights that do not constitute Note Collateral and the Net Proceeds of all incurrences of Indebtedness, in each case that are required to be used to offer to repurchase Notes pursuant to Sections 4.15(b) and 4.15(c), since (1) the date of this Indenture, in the case of the initial offer to repurchase Notes, or (2) the date of the immediately preceding offer to repurchase Notes, in the case of any subsequent offer to repurchase Notes, equals or exceeds $3.0 million; provided, that prior to such repurchase, such Net Proceeds shall be deposited in an interest bearing cash collateral account held by the Paying Agent and pledged for the benefit of the Holders of Notes and the holders of Junior Notes.

       (c) In the event that the Company or any Restricted Subsidiary shall receive Net Proceeds from an Asset Sale of assets or rights that do not constitute Note Collateral occurring after the date of issuance of the Notes and on or prior to maturity, the Company shall offer (an "Asset Sale Offer") to repurchase the Notes, pro rata in accordance with the outstanding principal amount of the Notes (subject to the requirements of the principal national securities exchange, if any, on which the Notes are listed), with such Net Proceeds, at a repurchase price (the "Asset Sale Repurchase Price") equal to 100% of the principal amount thereof, together with accrued and unpaid interest on the Notes. The repurchase date (the "Asset Sale Repurchase Date") shall be the date, which must be a Business Day, selected by the Company (subject to compliance with the minimum Offer Period specified in Section 3.09) that is not more than 60 days after the date the Company gives notice of such Asset Sale. Not less than one Business Day prior to the Asset Sale Repurchase Date, the Company shall be required to deposit with the Trustee or a Paying Agent an amount of money sufficient to pay the Asset Sale Repurchase Price of the Notes that are to be repaid on the Asset Sale Repurchase Date. On or before the 15th day after such Asset Sale, the Company is obligated to mail to all Holders the information and documentation required to be provided pursuant to Section 3.09. The Company shall comply with any applicable requirements of Rules 13e-4 and 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes in connection with an Asset Sale and shall be deemed not to have breached its obligations under this Section 4.15(c) as a result of such compliance. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the aggregate Net Proceeds included in such Asset Sale Offer, the Company (or such Restricted Subsidiary) shall use such deficiency to make an offer to repurchase Junior Notes in accordance with the Junior Note Indenture.

       Notwithstanding anything to the contrary in this Indenture, the Company shall not be required to make an Asset Sale Offer until such time as the aggregate Net Proceeds of all Asset Sales of assets or rights that do not constitute Note Collateral and the Net Proceeds of all incurrences of Indebtedness, in each case that are required to be used to offer to repurchase Notes pursuant to Sections 4.15(b) and 4.15(c), since (1) the date of this Indenture, in the case of the initial offer to repurchase Notes, or (2) the date of the immediately preceding offer to repurchase Notes, in the case of any subsequent offer to repurchase Notes, equals or exceeds $3.0 million; provided, that prior to such repurchase, such Net Proceeds shall be deposited in an interest bearing account held by the Paying Agent and pledged for the benefit of the Holders of Notes and the holders of Junior Notes.

Section 4.16. Insurance.

       The Company shall, and shall cause its Restricted Subsidiaries to, maintain insurance with responsible carriers against such risks and in such amounts as is customarily carried by similar businesses with such deductibles, retentions, self insured amounts and coinsurance provisions as are customarily carried by similar businesses of similar size, and shall furnish to the Trustee, upon reasonable written request, full information as to the insurance carried.

Section 4.17. Maintenance of Property.

       The Company shall, and shall cause its Restricted Subsidiaries to keep all property and systems useful and necessary in its business or the business of any of its Restricted Subsidiaries that is included in the Note Collateral in good working order and condition, ordinary wear and tear excepted, and supplied with all necessary equipment.

Section 4.18. Limitation on Sale and Leaseback Transactions.

       The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

       (a) the assets subject to such sale and leaseback transaction are Heller Collateral and are not Note Collateral and the Net Proceeds thereof are applied as Net Proceeds of an incurrence of Indebtedness in accordance with Section 4.15(b), or

       (b) each of the following conditions is satisfied:

              (i) the Company or that Restricted Subsidiary, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to Section 4.09 and (b) incurred a Lien to secure such Indebtedness pursuant to Section 4.12;

              (ii) the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors of the Company and set forth in an Officers' Certificate delivered to the Trustee, of the property that is the subject of that sale and leaseback transaction;

              (iii) the rental payments of the Company or that Restricted Subsidiary, as applicable, under the leaseback arrangement provide for rental payments in each 12 month period of the lease that are substantially equal; and

              (iv) the transfer of assets in that sale and leaseback transaction is permitted by, and the Company or that Restricted Subsidiary applies the proceeds of such transaction in compliance with Section 4.10 or
       Section 4.15(c) as applicable.

Section 4.19. Limitation on Issuances and Sales of Equity Interests in Wholly
              Owned Restricted Subsidiaries.

       The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Wholly Owned Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company), unless:

       (a) such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Wholly Owned Restricted Subsidiary; and

       (b) the Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 4.15(c).

       In addition, the Company shall not permit any Wholly Owned Restricted Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company.

Section 4.20. Designation of Restricted and Unrestricted Subsidiaries.

       The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary properly designated shall be deemed to be an Investment made as of the time of the designation and shall reduce the amount available for Restricted Payments under the first paragraph of Section 4.07 or Permitted Investments, as determined by the Company. That designation shall only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

Section 4.21. Additional Subsidiary Note Guarantees.

       If the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary that is a Restricted Subsidiary after the date of this Indenture or properly designates a Domestic Subsidiary as a Restricted Subsidiary and, in each case, that Domestic Subsidiary becomes party to one or more Collateral Documents granting a security interest in Note Collateral in favor of the Collateral Agent, then that newly acquired or created or designated Domestic Subsidiary shall become a Guarantor and execute and deliver:

       (a) a supplemental indenture pursuant to which such Domestic Subsidiary shall unconditionally guarantee all of the Company's obligations under the Notes and this Indenture on the terms set forth in this Indenture;

       (b) any Collateral Documents necessary or reasonably requested by the Collateral Agent to grant the Collateral Agent for the benefit of Holders of Notes and the holders of Junior Notes a valid, enforceable, perfected security interest in the Note Collateral described therein; and

       (c) an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Domestic Subsidiary and constitutes a legally valid and binding and enforceable obligation of such Domestic Subsidiary, each reasonably satisfactory to the Trustee within 10 Business Days of the date on which it was acquired or created or designated.

       Thereafter, such Domestic Subsidiary shall be a Guarantor for all purposes of this Indenture. This covenant shall not apply to any Subsidiaries that have been properly designated as Unrestricted Subsidiaries in accordance with Section 4.20 for as long as they continue to constitute Unrestricted Subsidiaries or to any Restricted Subsidiaries that are not party to one or more Collateral Documents granting a security interest in Note Collateral in favor of the Collateral Agent.

Section 4.22. No Amendment to Certain Provisions of the Junior Note Indenture.

       Without the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, the Company shall not amend, modify or alter the Junior Note Indenture in any way to:

       (a) increase the rate of or change the time for payment of interest on any Junior Notes;

       (b) increase the principal or premium, if any, of, or advance the final maturity date of, any Junior Notes;

       (c) alter the redemption provisions or the price or terms at which the Company is required to offer to purchase any Junior Notes; or

       (d) amend Article 10 of the Junior Note Indenture.


                                   ARTICLE 5.
                                   SUCCESSORS

Section 5.01. Merger, Consolidation or the Transfer of All or Substantially All
              of the Assets of the Company.

       The Company may not, in a single transaction or through a series of related transactions, consolidate with or merge into, or transfer all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to, another Person in any transaction in which the Company is not the continuing or surviving entity, unless:

       (a) the resulting, surviving or transferee Person is a corporation which assumes by supplemental indenture, in form satisfactory to the Trustee, all the obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement or is a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code, and this Indenture remains in full force and effect;

       (b) such corporation is organized and existing under the laws of the United States, a State thereof or the District of Columbia, although it in turn may be owned by a foreign entity;

       (c) immediately after giving effect to such transaction no Default or Event of Default shall have occurred and be continuing and the Officers' Certificate referred to in clause (e) of this Section 5.01 reflects that such Officers are not aware of any such Default or Event of Default that shall have occurred and be continuing;

       (d) each Restricted Subsidiary of the Company immediately prior to the transaction shall be a Restricted Subsidiary of the resulting, surviving or transferee Person immediately following the transaction, and the transaction shall not indirectly effect any change, transfer, borrowing or Lien that would have been prohibited by this Indenture if done by the Company or any Subsidiary independent of such transaction or would have caused a Default under this Indenture if done independent of such transaction; provided, that nothing in this clause (d) shall prohibit the Company from designating any Restricted Subsidiary as an Unrestricted Subsidiary in accordance with Section 4.20; and

       (e) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture comply with this Indenture.

       Upon any consolidation or merger, or any transfer of all or substantially all of the assets of the Company in accordance with the preceding paragraph:

       (a) the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and shall be substituted for, and may exercise every right and power of, the Company under this Indenture and the Registration Rights Agreement with the same effect as if such successor corporation has been named as the Company in this Indenture and the Registration Rights Agreement;

       (b) the Company shall thereupon be relieved of any further obligation or liability hereunder or upon the Notes; and

       (c) the Company as the predecessor corporation may thereupon or at any time thereafter be dissolved, wound up or liquidated.

       Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of Assisted Living Concepts, Inc., any or all of the Notes issuable under this Indenture which theretofore shall not have been signed by the Company and delivered to the Trustee. Upon the order of such successor corporation, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture, the Trustee shall authenticate and shall deliver any Notes which previously shall have been signed and delivered by Officers of the Company to the Trustee for authentication, and any Notes which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all such Notes had been issued at the date of execution of this Indenture.

Section 5.02. Successor Corporation Substituted.

       Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale, assignment, transfer, conveyance or other disposition of all of the Company's assets that meets the requirements of Section 5.01 hereof.

                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

Section 6.01. Events of Default.

       An "Event of Default" occurs if:

       (a) the Company defaults in the payment when due of interest on the Notes and such default continues for a period of 30 days;

       (b) the Company defaults in the payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise;

       (c) the Company or any of its Restricted Subsidiaries fail to comply with any of the provisions of Section 4.10, 4.15 or 5.01 hereof;

       (d) the Company or any Restricted Subsidiary fails to observe or perform any other covenant, representation, warranty or other agreement in this Indenture or the Notes for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes (including the Additional Notes, if any) then outstanding;

       (e) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Guarantors (but not including any indebtedness or obligation for which recourse is limited to the property purchased), whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $5.0 million or more and such Indebtedness is not paid or such acceleration is not annulled within 10 days after written notice to the Company of such acceleration;

       (f) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of the Guarantors and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such undischarged judgments exceeds $2.0 million;

       (g) the Company or any of its Restricted Subsidiaries pursuant to or within the meaning of Bankruptcy Law:

              (i) commences a voluntary case,

              (ii) consents to the entry of an order for relief against it in an involuntary case,

              (iii) consents to the appointment of a custodian of it or for all or substantially all of its property,

              (iv) makes a general assignment for the benefit of its creditors,

              (v) admits in writing its inability to pay its debts as the same become due; or

              (vi) generally is not paying its debts as they become due; or

       (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

              (i) is for relief against the Company or any of its Restricted Subsidiaries in an involuntary case;

              (ii) appoints a custodian of the Company or any of its Restricted Subsidiaries or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries; or

              (iii) orders the liquidation of the Company or any of its Restricted Subsidiaries;

and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02. Acceleration.

       If any Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.01 hereof with respect to the Company, any Guarantor or any Restricted Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (g) or (h) of Section
6.01 hereof occurs with respect to the Company or any of its Restricted Subsidiaries, all outstanding Notes shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

Section 6.03. Other Remedies.

       If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy (under this Indenture or otherwise) to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

       The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04. Waiver of Past Defaults.

       Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except (i) a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes (including in connection with an offer to purchase) or (ii) with respect to any covenant or provision of this Indenture which cannot be modified or amended without the consent of the Holders of each outstanding Note affected, (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05. Control by Majority.

       Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06. Limitation on Suits.

       A Holder of a Note may pursue a remedy with respect to this Indenture, the Notes, the Note Guarantees or the Collateral Documents only if:

       (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

       (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

       (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

       (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

       (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

       A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07. Rights of Holders of Notes to Receive Payment.

       Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.

Section 6.08. Collection Suit by Trustee.

       If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the compensation to the Trustee and its agents for all services rendered by them hereunder as shall have been agreed upon in writing from time to time among the Trustee or such agents, as the case may be, and the Company and the costs and expenses of collection, including the reasonable documented expenses, disbursements and advances of the Trustee (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel).

Section 6.09. Trustee May File Proofs of Claim.

       The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable documented expenses, disbursements and advances of the Trustee (including reasonable compensation and the reasonable expenses and disbursements of its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable documented expenses, disbursements and advances of the Trustee (including reasonable compensation and the reasonable expenses and disbursements of its agents and counsel), and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10. Priorities.

       If the Trustee collects any money pursuant to this Article, it shall pay out the money in accordance with the requirements of the Intercreditor Agreements and to the extent received in accordance therewith for distribution hereunder in the following order:

              First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including, to the extent permitted thereunder, payment of all compensation, reasonable documented expenses and disbursements incurred, and all advances made, by the Trustee and the reasonable costs and expenses of collection;

              Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively;

              Third: without duplication, to Holders of Notes for any other Obligations (other than contingent reimbursement, indemnification or contribution Obligations) then owing to the Holders of the Notes under the Notes or this Indenture; and

              Fourth: to the Company or to such party as a court of competent jurisdiction shall direct.

       Notwithstanding the preceding paragraph, in the event of a conflict between the provisions of the Intercreditor Agreements and the mandatory provisions of the TIA, upon qualification of this Indenture under the TIA, the TIA shall control, and distributions shall be made in the order, and to the Persons specified under, the TIA.

       The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11. Undertaking for Costs.

       In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE 7.
                                     TRUSTEE

Section 7.01. Duties of Trustee.

       (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

       (b) Except during the continuance of an Event of Default:

              (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture, the Intercreditor Agreements and the Collateral Documents, and the Trustee need perform only those duties that are specifically set forth in this Indenture, the Intercreditor Agreements and the Collateral Documents and no others, and no implied covenants or obligations shall be read into this Indenture, the Intercreditor Agreements and the Collateral Documents against the Trustee; and

              (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, the Intercreditor Agreements and the Collateral Documents. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, the Intercreditor Agreements and the Collateral Documents.

       (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

              (i) this paragraph does not limit the effect of paragraph (b) of this Section;

              (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

              (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

       (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b), and (c) of this Section.

       (e) No provision of this Indenture, the Intercreditor Agreements or the Collateral Documents shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture, the Intercreditor Agreements or the Collateral Documents at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity reasonably satisfactory to it against any loss, liability or expense.

       (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02. Rights of Trustee.

       (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

       (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

       (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

       (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

       (e) Unless otherwise specifically provided in this Indenture, the Intercreditor Agreements or the Collateral Documents, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company, on behalf of the Company.

       (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture, the Intercreditor Agreements or the Collateral Documents at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

Section 7.03. Individual Rights of Trustee.

       The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04. Trustee's Disclaimer.

       The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05. Notice of Defaults.

       If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06. Reports by Trustee to Holders of the Notes.

       Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA
Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA
Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

       A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07. Compensation and Indemnity.

       The Company shall pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable documented expenses, disbursements and advances of the Trustee (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel).

       The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence, bad faith or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

       The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

       To secure the Company's payment obligations in this Section, the Company hereby grants to the Trustee a security interest on all money or property held or collected by the Trustee, except that held in trust to pay principal, interest and premium, if any, on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture; provided that such Lien shall be automatically released upon the payment in full of all amounts payable to the Trustee pursuant to the first paragraph of this Section 7.07 and of all other amounts then due and payable pursuant to the second paragraph of this Section 7.07.

       When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

       The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

Section 7.08. Replacement of Trustee.

       A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

       The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

       (a) the Trustee fails to comply with Section 7.10 hereof;

       (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

       (c) a custodian or public officer takes charge of the Trustee or its property; or

       (d) the Trustee becomes incapable of acting.

       If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

       If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

       If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

       A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee, and the Company shall pay to any such replaced or removed Trustee all amounts owed to such replaced or removed Trustee under
Section 7.07 upon such replacement or removal.

Section 7.09. Successor Trustee by Merger, etc.

       If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another bank or corporation, the successor bank or corporation without any further act shall be the successor Trustee.

Section 7.10. Eligibility; Disqualification.

       There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof or of the District of Columbia that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state or the District of Columbia authorities and that has a combined capital and surplus of at least $100.0 million (or $70.0 million, in the case of BNY Midwest Trust Company) as set forth in its most recent published annual report of condition.

       This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

Section 7.11. Preferential Collection of Claims Against Company.

       The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein. The provisions of TIA Section 311 shall apply to the Company as obligor on the Notes.

                                   ARTICLE 8.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance.

       The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02. Legal Defeasance and Discharge.

       Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their respective obligations with respect to all outstanding Notes and the Note Guarantees on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes, Note Guarantees and this Indenture (and the Trustee, on written demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Sections 2.06, 2.07, 2.10 and 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's and the Guarantors' obligations in connection therewith and (d) the Legal Defeasance provisions under this Article 8. Subject to compliance with this
Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03. Covenant Defeasance.

       Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their respective obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18, 4.19,
4.20, 4.21 and 4.22 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company and its Subsidiaries (including the Heller Debtor Subsidiaries) may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c) through 6.01(f) hereof shall not constitute Events of Default.

Section 8.04. Conditions to Legal or Covenant Defeasance.

       The following shall be the conditions to the application of either
Section 8.02 or 8.03 hereof to the outstanding Notes:

       In order to exercise either Legal Defeasance or Covenant Defeasance:

       (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be; and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

       (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

       (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

       (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article 8 concurrently with such incurrence) or in the case of Legal Defeasance, insofar as Events of Default under Sections 6.01(g) or 6.01(h) hereof are concerned, at any time in the period ending on the 91st day after the date of deposit;

       (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture or the Junior Note Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

       (f) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel (which may be subject to customary exceptions) to the effect that, assuming no intervening bankruptcy of the Company or any of the Guarantors between the date of deposit and the 91st day following the deposit and assuming that no holder of Notes is an "insider" of the Company under applicable Bankruptcy Law, after the 91st day following the deposit, the trust funds shall not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

       (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or other Persons;

       (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

       (i) no order or judgment shall prohibit the application by the Trustee of the funds deposited to effect Legal Defeasance or Covenant Defeasance.

       Insofar as Events of Default of the type specified in clauses (c), (d) or
(e) of Section 6.01 are concerned, if any such event occurs at any time in the period ending on the 91st day after the date of deposit which would constitute an Event of Default had Legal Defeasance or Covenant Defeasance not occurred, then the obligations of the Company and the Guarantors under this Indenture, the Notes and the Note Guarantees shall be revived and reinstated as though no such deposit had occurred.

Section 8.05. Deposited Money and Government Securities to be Held in Trust;
              Other Miscellaneous Provisions.

       Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

       The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

       Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06. Repayment to Company.

       Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times (national edition) and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07. Reinstatement.

       If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or
8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, or if any event occurs at any time in the period ending on the 91st day after the date of deposit pursuant to Section 8.04 hereof which event would constitute an Event of Default under Section 6.01(g) or (h) had Legal Defeasance or Covenant Defeasance, as the case may be, not occurred, then the Company's and the Guarantors' obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or
8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01. Without Consent of Holders of Notes.

       Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Note Guarantees, the Notes or the Collateral Documents without the consent of any Holder of a Note:

       (a) to cure any ambiguity, defect or inconsistency;

       (b) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

       (c) to provide for the assumption of the Company's or a Guarantor's obligations to the Holders of the Notes by a successor to the Company pursuant to Article 5 or Article 10 hereof;

       (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Notes;

       (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

       (f) to allow any Guarantor to execute a supplemental Indenture and/or a Note Guarantee with respect to the Notes; provided that the interests of the Holders would not be adversely affected thereby;

       (g) to allow any Guarantor or Heller Debtor Subsidiary to enter into any additional Collateral Document; provided that the interests of the Holders would not be adversely affected thereby; or

       (h) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof.

       Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02(b) hereof, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02. With Consent of Holders of Notes.

       Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including Section 3.08, 3.09,
4.10 and 4.15 hereof), the Note Guarantees, the Notes and the Collateral Documents with the consent of the Holders of at least 66-2/3% in aggregate principal amount of the Notes (including Additional Notes, if any) then outstanding (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Note Guarantees, the Notes or the Collateral Documents may be waived with the consent of the Holders of at least 66-2/3% in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any) (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof shall determine which Notes are considered to be "outstanding" for purposes of this Section 9.02.

       Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02(b) hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture, by its express terms, directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

       It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

       After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of not less than 66-2/3% in aggregate principal amount of the Notes (including Additional Notes) then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture, the Notes, the Note Guarantees or the Collateral Documents. However, without the consent of each Holder affected, an amendment, waiver or supplement under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

       (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

       (b) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes except as provided above with respect to Sections 3.08, 3.09, 4.10 and 4.15 hereof;

       (c) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

       (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes) and a waiver of the payment Default that resulted from such acceleration);

       (e) make any Note payable in money other than that stated in the Notes;

       (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes;

       (g) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions;

       (h) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

       (i) waive a redemption payment required to be made, or offered to be made, by the Company pursuant to Sections 4.10 or 4.15.

Section 9.03. Compliance with Trust Indenture Act.

       Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04. Revocation and Effect of Consents.

       Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

       The Company may fix a record date for determining which Holders must consent to such supplemental indenture, amendment or waiver. If the Company fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to
Section 2.05, or (ii) such other date as the Company shall designate.

Section 9.05. Notation on or Exchange of Notes.

       The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

       Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06. Trustee to Sign Amendments, etc.

       The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section
13.04 hereof, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE 10.
                             COLLATERAL AND SECURITY

Section 10.01. Collateral Documents.

       The due and punctual payment of the principal of and interest and premium, if any, on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest and premium (to the extent permitted by law), if any, on the Notes and performance of all other obligations of the Company and the Guarantors to the Holders of Notes or the Trustee under this Indenture and the Notes, according to the terms hereunder or thereunder, shall be secured as provided in the Collateral Documents which the Company, the Guarantors and the Heller Debtor Subsidiaries have entered into simultaneously with the execution of this Indenture and which are listed on Exhibit D hereto. Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Collateral Documents (including, without limitation, the provisions providing for foreclosure and release of Note Collateral) as the same may be in effect or may be amended from time to time in accordance with the terms of the Collateral Documents and authorizes and directs the Collateral Agent to enter into the Collateral Documents and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall deliver to the Trustee copies of all documents delivered to the Collateral Agent pursuant to the Collateral Documents, and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Collateral Documents or as may be reasonably requested in writing by the Trustee, to assure and confirm to the Trustee and the Collateral Agent the security interest in the Note Collateral contemplated hereby and by the Collateral Documents or any part thereof, as from time to time constituted, so as to render the same available

(subject to the terms of the Intercreditor Agreements) for the security and benefit of this Indenture, the Notes and the Note Guarantees secured by the Collateral Documents, according to the intent and purposes therein expressed. Subject to the terms of the Intercreditor Agreements, the Company shall take, or shall cause its Restricted Subsidiaries that are party to one or more Collateral Documents to take, upon request of the Trustee, any and all actions reasonably required to cause the Collateral Documents to create and maintain, as security for the Obligations of the Company hereunder and of the Guarantors under their Guarantees, a valid and enforceable perfected Lien in and on all the Note Collateral, in favor of the Collateral Agent for the benefit of the Holders of Notes with the priority required under the Collateral Documents, subject to Permitted Liens.

Section 10.02. Recording and Opinions.

       (a) The Company and the Guarantors shall furnish to the Trustee simultaneously with the execution and delivery of this Indenture an Opinion of Counsel either (i) stating that in the opinion of such counsel all action has been taken with respect to the recording, registering and filing of this Indenture, financing statements or other instruments necessary to make effective the Lien intended to be created by the Collateral Documents and reciting with respect to the security interests in the Collateral, the details of such action, or (ii) stating that, in the opinion of such counsel, no such action is necessary to make such Lien effective (or an Opinion of Counsel substantially to the effect of subparagraphs (i) and (ii) above, taking into account the governing law of such Opinion of Counsel).

       (b) The Company and the Guarantors shall furnish to the Trustee and the Collateral Agent within 10 days following December 31 in each year beginning with December 31, 2002, an Opinion of Counsel, dated as of the date such opinion is furnished, either (i)(A) stating that, in the opinion of such counsel, all action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the Collateral Documents and reciting with respect to the security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien.

       (c) The Company shall otherwise comply with the provisions of TIA Section 314(b).

Section 10.03. Release of Note Collateral.

       (a) Subject to subsections (c), (d) and (e) of this Section 10.03, upon a sale of any Note Collateral in accordance with Section 4.10 hereof and application of the Net Proceeds of such sale to repay the Notes in accordance with the terms of Section 4.10, the Collateral Agent shall release the security interests in favor of the Collateral Agent in the Note Collateral sold; provided, that such Net Proceeds have been or shall be applied in accordance with this Indenture and the Junior Note Indenture; provided further that, prior to the application of such Net Proceeds, such Net Proceeds shall be deposited in an interest bearing cash collateral account held by the Paying Agent and pledged for the benefit of the Holders of Notes and the holders of Junior Notes.

       (b) Subject to subsections (c), (d) and (e) of this Section 10.03, upon a repurchase by the Company (other than with the proceeds of an Asset Sale) of all or some of the Notes or Junior Notes or both, in each case in accordance with the provisions of this Indenture or the Junior Note Indenture or both, as applicable, the Collateral Agent shall release the security interests in such Note Collateral as the Company shall identify in writing to the Collateral Agent, provided that: (1) no Note Collateral shall be released pursuant to this provision until the aggregate principal amount of the Notes repurchased in accordance with this Indenture and the Junior Note Indenture exceeds $10.0 million; (2) the ratio of the aggregate fair market value of the Note Collateral after giving effect to such release of Note Collateral to the aggregate principal amount of the Indebtedness under the Notes and the Junior Notes after giving effect to such repurchase is not less than 1.6:1.0; and (3) the Collateral Agent shall have received from the Company an Officer's Certificate that such repurchase has been or shall be effected in accordance with this Indenture or the Junior Note Indenture or both, as applicable. For purposes of this Section 10.03, the fair market value of any property included in the Note Collateral so released shall not be less than the greater of (x) the product of 6.5 multiplied by the EBITDA of such real property for the period of two fiscal quarters of the Company ending immediately prior to the date on which such Note Collateral is released multiplied by 2.0, and (y) the product of $10,000 multiplied by the number of units in such real property. The number of units in each assisted living facility included in the Note Collateral is set forth on Exhibit E hereto.

       (c) No Note Collateral shall be released from the Lien and security interest created by the Collateral Documents pursuant to the provisions of the Collateral Documents unless there shall have been delivered to the Collateral Agent the certificates required by this Section 10.03 and by Sections 10.04 and
10.05 hereof.

       (d) At any time when a Default or Event of Default shall have occurred and be continuing and the maturity of the Notes shall have been accelerated (whether by declaration or otherwise) and the Trustee shall have delivered a notice of acceleration to the Collateral Agent, no release of Note Collateral pursuant to the provisions of the Collateral Documents shall be effective as against the Holders of Notes or the Trustee.

       (e) The release of any Note Collateral from the terms of this Indenture and the Collateral Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Note Collateral is released pursuant to the terms of the Collateral Documents and this Indenture. To the extent applicable, the Company shall cause TIA Section 313(b), relating to reports, and TIA Section 314(d), relating to the release of property or securities from the Lien and security interest of the Collateral Documents and this Indenture and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Collateral Documents and this Indenture, to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser, accountant or other expert selected or approved by the Trustee and the Collateral Agent in the exercise of reasonable care.

Section 10.04. Certificates of the Company.

       The Company and the Guarantors shall furnish to the Trustee and the Collateral Agent, prior to each proposed release of Note Collateral pursuant to the Collateral Documents (i) all documents required by TIA Section 314(d) and the Collateral Documents and (ii) an Opinion of Counsel, which may be rendered by internal counsel to the Company, to the effect that such accompanying documents constitute all documents required by TIA Section 314(d). The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents.

Section 10.05. Certificates of the Trustee.

       In the event that the Company or the Guarantors wish to release Note Collateral in accordance with the Collateral Documents and have delivered the certificates and documents required by the Collateral Documents and Sections
10.03 and 10.04 hereof, the Trustee shall determine whether it has received all documentation required by TIA Section 314(d) in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to Section 10.04(ii), shall deliver a certificate to the Collateral Agent setting forth such determination.

Section 10.06. Authorization of Actions to Be Taken by the Trustee Under the
               Collateral Documents.

       Subject to the provisions of Section 7.01 and 7.02 hereof and the provisions of the Collateral Documents, the Trustee may in the case of an ongoing Event of Default, in its sole discretion and without the consent of the Holders of Notes subject to Section 6.05, direct, on behalf of the Holders of Notes, the Collateral Agent to, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Collateral Documents and (b) collect and receive any and all amounts payable in respect of the Obligations of the Company and the Guarantors hereunder. The Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Note Collateral by any acts that may be unlawful or in violation of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Note Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Notes or of the Trustee).

Section 10.07. Authorization of Receipt of Funds by the Trustee Under the
               Collateral Documents.

       The Trustee is authorized and required to receive any funds for the benefit of the Holders of Notes distributed under the Collateral Documents, and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture and the Collateral Documents.

Section 10.08. Termination of Security Interest.

       Upon the payment in full of all Obligations (other than contingent reimbursement, indemnification and contribution Obligations) of the Company under this Indenture and the Notes, or upon Legal Defeasance, the Trustee shall, at the request of the Company, deliver a certificate to the Collateral Agent stating that such Obligations have been paid in full, and instruct the Collateral Agent to release the Liens pursuant to this Indenture and the Collateral Documents to the extent such Liens secure the Obligations of the Company under this Indenture or the Obligations of the Guarantors under their Guarantees.

                                   ARTICLE 11.
                                 NOTE GUARANTEES

Section 11.01. Guarantee.

       Subject to this Article 11, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of and interest and premium, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest and premium, if any, on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same within one Business Day following written demand. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

       The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor (other than a defense of payment of the Obligations guaranteed). Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

       If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

       Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under this Note Guarantee.

Section 11.02. Limitation on Guarantor Liability.

       Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 11.03. Execution and Delivery of Note Guarantee.

       To evidence its Note Guarantee set forth in Section 11.01, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form included in Exhibit B shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by its President or one of its Vice Presidents.

       Each Guarantor hereby agrees that its Note Guarantee set forth in Section
11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

       If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee shall be valid nevertheless.

       The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

       In the event that the Company creates or acquires any new Subsidiaries subsequent to the date of this Indenture, if required by Section 4.21 hereof, the Company shall cause such Subsidiaries to execute supplemental Indentures to this Indenture and Note Guarantees in accordance with Section 4.21 hereof and this Article 11, to the extent applicable.

Section 11.04. Guarantors May Consolidate, etc., on Certain Terms.

       Except as otherwise provided in Section 11.05, no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person whether or not affiliated with such Guarantor unless:

       (a) subject to Section 11.05 hereof, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental Indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, this Indenture, the Note Guarantee and the Collateral Documents on the terms set forth herein or therein; and

       (b) immediately after giving effect to such transaction, no Default or Event of Default exists.

       In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental Indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

       Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a

Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 11.05. Releases Following Sale of Assets.

       (a) The Note Guarantee of a Guarantor shall be released and the Guarantor relieved of any obligation under its Note Guarantee:

                     (i) in the event of any sale or other disposition of all or substantially all of the assets of such Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company, so long as such sale or other disposition complies with Sections 4.10 and 4.15(c) of this Indenture;

                     (ii) in the event of any sale of all of the Capital Stock of such Guarantor to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company, so long as such sale complies with Section 4.15(c) of this Indenture;

                     (iii) in the event the Company designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with Section 4.20 of this Indenture; or

                     (iv) at such time, if any, as such Guarantor ceases to be party to any of the Collateral Documents or all of the security interests granted by such Guarantor in Note Collateral are released in accordance with this Indenture or the Collateral Documents.

       (b) Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Sections 4.10 and 4.15 hereof, the Trustee shall execute any documents required or reasonably requested and prepared by the Company or such Guarantor in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

       Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and interest and premium, if any, on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 11.

                                   ARTICLE 12.
                           SATISFACTION AND DISCHARGE

Section 12.01. Satisfaction and Discharge.

       This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

(1)    either:

       (a) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

       (b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(3) the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Company shall deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

       Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section, the provisions of Section 12.02 and Section 8.06 shall survive.

Section 12.02. Application of Trust Money.

       Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 12.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

       If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and any Guarantor's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01; provided that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

                                   ARTICLE 13.
                                  MISCELLANEOUS

Section 13.01. Trust Indenture Act Controls.

       If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

Section 13.02. Notices.

       Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

       If to the Company and/or any Guarantor:

       Assisted Living Concepts, Inc.
       11835 NE Glenn Widing Drive
       Portland, Oregon  97220-9057
       Attention: General Counsel
              Telecopier No.: (503) 255-9948
       Attention: Chief Financial Officer
              Telecopier No.: (503) 252-6597

       With a copy to:

       Latham & Watkins
       633 West 5th Street, Suite 4000
       Los Angeles, California 90071
       Telecopier No. (213) 891-8763
       Attention: Gary Olson, Esq.

       If to the Trustee:

       BNY Midwest Trust Company
       2 North LaSalle Street, Suite 1020
       Chicago, Illinois  60602
       Telecopier No.: (312) 827-8542
       Attention: Mary Callahan

       With a copy to:

       Chapman and Cutler
       111 West Monroe Street
       Chicago, Illinois  60603
       Telecopier No.: (312) 701-2361
       Attention: John C. Hitt, Jr., Esq.

       The Company, any Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

       All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed (provided, however, the Trustee shall not be deemed to have received such mail until it is received at its address set forth above); when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

       Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

       If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it (except as set forth above).

       If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 13.03. Communication by Holders of Notes with Other Holders of Notes.

       Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Guarantors, the Heller Debtor Subsidiaries, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 13.04. Certificate and Opinion as to Conditions Precedent.

       Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

       (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

       (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.05. Statements Required in Certificate or Opinion.

       Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA
Section 314(e) and shall include:

       (c) a statement that the Person making such certificate or opinion has read such covenant or condition;

       (d) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

       (e) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

       (f) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 13.06. Rules by Trustee and Agents.

       The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07. No Personal Liability of Directors, Officers, Employees,
               Stockholders and Agents.

       No past, present or future director, officer, employee, incorporator, stockholder or agent of the Company, any Guarantor or any Heller Debtor Subsidiary, as such, shall have any liability for any obligations of the Company, such Guarantor or such Heller Debtor Subsidiary under the Notes, the Note Guarantees, this Indenture or the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 13.08. Governing Law.

       THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 13.09. No Adverse Interpretation of Other Agreements.

       This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.10. Successors.

       All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 11.05.

Section 13.11. Severability.

       In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.12. Counterpart Originals.

       The parties may sign any number of copies of this Indenture (including by facsimile). Each signed copy shall be an original, but all of them together represent the same agreement.

Section 13.13. Table of Contents, Headings, etc.

       The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following pages]

                                   SIGNATURES

Dated as of ______, 200[1]
                                        ASSISTED LIVING CONCEPTS, INC.


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


Attest:


--------------------------------
Name:
Title:


                                        CARRIAGE HOUSE ASSISTED LIVING, INC.


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


Attest:


--------------------------------
Name:
Title:


                                        HOME AND COMMUNITY CARE, INC.


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


Attest:


--------------------------------
Name:
Title:

                                        ALC INDIANA, INC.


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


Attest:


--------------------------------
Name:
Title:


                                        BNY MIDWEST TRUST COMPANY

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


Attest:


--------------------------------
Authorized Signatory
Date:

                                                                       EXHIBIT A


                                 [Face of Note]
--------------------------------------------------------------------------------

                                                         CUSIP/CINS ____________

                      10% Senior Secured Notes due 200 [8]

No. ___                                                            $____________

                         ASSISTED LIVING CONCEPTS, INC.

promises to pay to
                  --------------------------------------------------------------

or registered assigns,

the principal sum of $40,250,000, less any principal amount, if any, then subject to the Reserve (as defined in the Plan) on _____________, 200__.

Interest Payment Dates:  [________] 1 and [________] 1

Record Dates:  [________] 15 and [________] 15

Dated: _______________, ____

                                        ASSISTED LIVING CONCEPTS, INC.


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


This is one of the Notes referred to                      (SEAL)
in the within-mentioned Indenture:

BNY MIDWEST TRUST COMPANY,
 as Trustee

By:
   -----------------------------------
          Authorized Signatory

--------------------------------------------------------------------------------

                                 [Back of Note]
                       10% Senior Secured Notes due 200[8]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

       DUE TO THE PROVISIONS FOR THE PAYMENT OF PRINCIPAL OF THIS NOTE, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE MAY BE DIFFERENT THAN THE AMOUNT SHOWN ON THE FACE HEREOF. ANYONE PURCHASING THIS NOTE MAY ASCERTAIN THE OUTSTANDING PRINCIPAL AMOUNT HEREOF BY INQUIRY OF THE TRUSTEE.

       Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

       1. INTEREST. Assisted Living Concepts, Inc., a Nevada corporation (the "Company"), promises to pay interest on the principal amount of this Note at 10.0% per annum from ________________, 200[1] until maturity. The Company will pay interest semi-annually in arrears on [________] 1 and [________] 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be [________] 1, 200[2]. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

       2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the [___] 15 or [_____] 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

       3. PAYING AGENT AND REGISTRAR. Initially, BNY Midwest Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

       4. INDENTURE AND COLLATERAL DOCUMENTS . The Company issued the Notes under an Indenture dated as of ____________, 200[1] ("Indenture") among the Company, the Guarantors signatories thereto and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of the Company limited to $40,250,000 in aggregate principal amount. The Notes are secured by a grant of a security interest in the Note Collateral pursuant to the Collateral Documents referred to in the Indenture.

       5. OPTIONAL REDEMPTION.

       The Company may, at its option at any time after the Effective Date, redeem all, but not less than all, of the Notes, on at least 30 days' but not more than 60 days' notice to each Holder of Notes to be redeemed in cash at its registered address, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the redemption date.

       6. MANDATORY REDEMPTION.

       (a) If the Company or a Restricted Subsidiary consummates any Asset Sales of assets or rights that constitute Note Collateral, then within 10 days after the receipt of such Net Proceeds, the Company shall deliver to the Trustee for a deposit in an interest bearing cash collateral account held by the Paying Agent and pledged for the benefit of the Holders of Notes and the holders of Junior Notes an amount sufficient to allow the Trustee, on behalf of the Company, to redeem a principal amount of Notes equal to such Net Proceeds, pro rata in accordance with the outstanding principal amount of the Notes (subject to the requirements of the principal national securities exchange, if any, on which the Notes are listed), at a redemption price equal to 100% of the principal amount thereof together with accrued and unpaid interest on the Notes.

       (b) At any time as the aggregate Net Proceeds of all Asset Sales of Note Collateral equals or exceeds $1.0 million, the Company shall deliver on the date of the deposit causing such threshold to be reached the notice required by
Section 3.01 of the Indenture. The redemption shall take place in accordance with Sections 3.01 to 3.06 of the Indenture.

       7. REPURCHASE AT OPTION OF HOLDER.

       (a) If there is a Change in Control, the Company shall be required to make an offer (a "Change in Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (the "Change in Control Repurchase Price"). Within 15 days following any Change in Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change in Control Offer as required by the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to a Change in Control Offer is less than the Net Proceeds included in such Change of Control Offer, the Company shall use such deficiency to make an offer to repurchase Junior Notes in accordance with the provisions of the Junior Note Indenture. Holders of Notes that are subject to a Change in Control Offer will receive a Change in Control Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

       Notwithstanding anything to the contrary in the Indenture or this Section 7, the Company shall not be required to make a Change in Control Offer upon a Change in Control if a third party makes the Change in Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change in Control Offer made by the Company and purchases all

Notes validly tendered and not withdrawn under the change in control offer required to be made under the Senior Note Indenture and under the Change in Control Offer.

       (b) If the Company or a Restricted Subsidiary receives Net Proceeds from an incurrence of Indebtedness (other than Excluded Indebtedness), the Company shall be required to make an offer (a "Debt Incurrence Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Debt Incurrence Repurchase Price"). Within 15 days following any such incurrence of Indebtedness, the Company shall mail a notice to each Holder setting forth the procedures governing the Debt Incurrence Offer as required by the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to a Debt Incurrence Offer is less than the aggregate Net Proceeds included in such Debt Incurrence Offer, the Company (or such Restricted Subsidiary) shall use such deficiency to make an offer to repurchase Junior Notes in accordance with the provisions of the Junior Note Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of such Net Proceeds, the Trustee shall select the Notes to be purchased pro rata in accordance with the principal amount of the Notes then outstanding. Holders of Notes that are the subject of a Debt Incurrence Offer will receive a Debt Incurrence Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

       (c) If the Company or a Restricted Subsidiary consummates any Asset Sales of assets or rights that do not constitute Note Collateral, the Company shall be required to make an offer (an "Asset Sale Offer") to repurchase the maximum principal amount of Notes that may be purchased out of the Net Proceeds at an offer price equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Asset Sale Repurchase Price") in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the aggregate Net Proceeds included in such Asset Sale Offer, the Company (or such Restricted Subsidiary) shall use such deficiency to make an offer to repurchase Junior Notes in accordance with the provisions of the Junior
Note Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of such Net Proceeds, the Trustee shall select the Notes to be purchased pro rata in accordance with the principal amount of the Notes then outstanding. Holders of Notes that are the subject of an Asset Sale Offer will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

       (d) Notwithstanding anything to the contrary in the Indenture or herein, the Company shall not be required to make a Debt Incurrence Offer or an Asset Sale Offer until such time as the aggregate Net Proceeds of all Asset Sales of assets or rights that do not constitute Note Collateral and the Net Proceeds of all incurrences of Indebtedness, in each case that are required to be used to offer to repurchase Notes pursuant to Sections 7(b) and 7(c) above, since (1) the date of the Indenture, in the case of the initial offer to repurchase Notes, or (2) the date of the immediately preceding offer to repurchase Notes, in the case of any subsequent offer to repurchase Notes, equals or exceeds $3.0 million; provided, that prior to such repurchase, such Net Proceeds shall be deposited in an interest bearing cash collateral account pledged for the benefit of the Holders of Notes and the holders of Junior Notes.

       8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

       9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000; provided that the issuance of Notes (after giving effect to the issuance of Additional Notes) to each Holder pursuant to the Plan shall be in a principal amount equal to such Holder's Pro Rata Share of its Allowed Class Claim(s) multiplied by $40,250,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

       10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

       11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Note Guarantees, the Notes and the Collateral Documents may be amended or supplemented with the consent of the Holders of not less than 66-2/3% in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any), and any existing default or compliance with any provision of the Indenture, the Note Guarantees, the Notes or the Collateral Documents may be waived with the consent of the Holders of not less than 66-2/3% in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any). Without the consent of any Holder of a Note, the Indenture, the Note Guarantees, the Notes or the Collateral Documents may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or Guarantor's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Note Guarantee with respect to the Notes provided that the interests of the Holders would not be adversely affected thereby, to allow any Guarantor or Heller Debtor Subsidiary to enter into additional Collateral Documents, provided that the interests of the Holders would not be adversely affected thereby, or to provide for the issuance of Additional Notes, in accordance with the limitations set forth in the Indenture.

       12. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise, (iii) failure by the Company or any of its Restricted Subsidiaries to comply with Section 4.10, 4.15 or 5.01 of the Indenture; (iv) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in principal amount of the Notes (including Additional Notes, if any) then outstanding to comply with certain other agreements in the Indenture or the Notes; (v) default under certain other agreements relating to Indebtedness (other than any Indebtedness for which recourse is limited to the property purchased) of the Company or any Guarantor which default results in the acceleration of such Indebtedness prior to its express maturity, if the principal amount of any accelerated Indebtedness aggregates $5.0 million or more and such Indebtedness is not paid or such acceleration is not annulled within 10 days after written notice to the Company of such acceleration; (vi) certain final judgments for the payment of money that remain undischarged for a period of 60 days; or (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture, the Notes, the Note Guarantees or the Collateral Documents, except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except (i) a continuing Default or Event of Default in the payment of interest on, or the principal of, or premium, if any, on the Notes; or (ii) an Event of Default with respect to any covenant or provision of the Indenture which cannot be waived without the consent of the Holders of each Note affected thereby. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

       13. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

       14. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder, of the Company, any Guarantor or any Heller Debtor Subsidiary, as such, shall have any liability for any obligations of the Company, such Guarantor or such Heller Debtor Subsidiary under the Notes, the Indenture, the Note Guarantees or the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

       15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

       16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

       17. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

       The Company will furnish to any Holder upon written request and without charge a copy of the Indenture, the Registration Rights Agreement and the Collateral Documents. Requests may be made to:

              Assisted Living Concepts, Inc.
              11835 NE Glenn Widing Drive

              Portland, Oregon  97220-9057
              Attention:  General Counsel

       18. ADDITIONAL RIGHTS OF HOLDERS OF GLOBAL NOTES AND DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, certain Holders of Global Notes and Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of the Effective Date, among the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").

                                 ASSIGNMENT FORM

       To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
                                             -----------------------------------
                                               (Insert assignee's legal name)

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:  _______________

                                   Your Signature:
                                                  ------------------------------
                                           (Sign exactly as your name appears on
                                           the face of this Note)

Signature Guarantee*: _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       OPTION OF HOLDER TO ELECT PURCHASE

       If you want to elect to have this Note purchased by the Company pursuant to Section 4.15 of the Indenture, check the appropriate box below:

           Section 4.15(a)    Section 4.15(b)    Section 4.15(c)

       If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.15(a), Section 4.15(b) or Section 4.15(c) of the Indenture, state the amount you elect to have purchased:

                                 $______________

Date: _______________

                                   Your Signature:
                                                  ------------------------------
                                           (Sign exactly as your name appears on
                                           the face of this Note)


                                   Tax Identification No.:
                                                           ---------------------

Signature Guarantee*: _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*


       The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                          Amount of          Amount of      Principal Amount    Signature of
                         decrease in        increase in      of this Global      authorized
                      Principal Amount   Principal Amount    Note following      officer of
                             of                 of            such decrease    Trustee or Note
Date of Exchange      this Global Note   this Global Note     (or increase)      Custodian
----------------      ----------------   ----------------   ----------------   ---------------




* This schedule should be included only if the Note is issued in global form.

                                                                       EXHIBIT B

                         [FORM OF NOTATION OF GUARANTEE]

       For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of __________, 200[1] (the "Indenture") among Assisted Living Concepts, Inc., the Guarantors listed on Schedule I thereto and BNY Midwest Trust Company, as trustee (the "Trustee"), (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions, and (b) appoints the Trustee attorney-in-fact of such Holder for such purpose.

                                        [NAME OF GUARANTOR(S)]


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:

                                                                       EXHIBIT C

                         [FORM OF SUPPLEMENTAL INDENTURE
                    TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

       SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of ________________, among __________________ (the "Guaranteeing Subsidiary"), a subsidiary of Assisted Living Concepts, Inc. (or its permitted successor), a Nevada corporation (the "Company"), the Company, the other Guarantors (as defined in this Indenture referred to herein) and ____________________, as trustee under the Indenture referred to below (the "Trustee").

                               W I T N E S S E T H

       WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of ___________, 200_ providing for the issuance of an aggregate principal amount of up to $42,500,000 of 10% Senior Secured Notes due 200_ (the "Notes");

       WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Note Guarantee"); and

       WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

       NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary, the Company, the other Guarantors (as defined in the Indenture) and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

       1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

       2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees as follows:

              (a) Along with all Guarantors named in the Indenture, to jointly and severally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes or the obligations of the Company hereunder or thereunder, that:

                     (i) the principal of and interest and premium, if any, on
              the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest and Premium, if any, on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

                     (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

              (b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor (other than a defense of payment of the Obligations guaranteed).

              (c) The following is hereby waived: diligence presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

              (d) This Note Guarantee shall not be discharged except by complete performance of the obligations (other than any contingent reimbursement, indemnification or contribution obligations) contained in the Notes and the Indenture, and the Guaranteeing Subsidiary accepts all obligations of a Guarantor under the Indenture.

              (e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

              (f) The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

              (g) As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.

              (h) The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

              (i) Pursuant to Section 11.02 of the Indenture, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable Bankruptcy Laws or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 11 of the Indenture, this new Note Guarantee shall be limited to the maximum amount permissible such that the obligations of such Guarantor under this Note Guarantee will not constitute a fraudulent transfer or conveyance.

              3. EXECUTION AND DELIVERY. Each Guaranteeing Subsidiary agrees that the Note Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

              4. GUARANTEEING SUBSIDIARY MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.

                     (a) The Guaranteeing Subsidiary may not consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Guarantor unless:

                            (i) subject to Sections 11.04 and 11.05 of the
                     Indenture, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture, the Note Guarantee and the Collateral Documents on the terms set forth herein or therein; and

                            (ii) immediately after giving effect to such
                     transaction, no Default or Event of Default exists.

                     (b) In case of any such consolidation, merger, sale or
              conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

                     (c) Except as set forth in Articles 4 and 5 and Section
              11.05 of Article 11 of the Indenture, and notwithstanding clauses
              (a) and (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

       5. RELEASES.

       (a) The Note Guarantee of a Guarantor shall be released and the Guarantor relieved of any obligation under its Note Guarantee:

                     (i) in the event of any sale or other disposition of all or substantially all of the assets of such Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company, so long as such sale or other disposition complies with Sections 4.10 and 4.15(c) of the Indenture;

                     (ii) in the event of any sale of all of the Capital Stock of such Guarantor to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company, so long as such sale complies with Section 4.15(c) of the Indenture;

                     (iii) in the event the Company designates any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with Section 4.20 of the Indenture; or

                     (iv) at such time, if any, as such Guarantor ceases to be party to any of the Collateral Documents or all of the security interests granted by such Subsidiary Guarantor in Note Collateral are released in accordance with the Indenture or the Collateral Documents.

              (b) Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, including without limitation Sections 4.10 and 4.15 of the Indenture, the Trustee shall execute any documents required or reasonably requested by the Company or such Guarantor in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

              (c) Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and interest and premium, if any, on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article 11 of the Indenture.

       6. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guarantor or any Heller Debtor Subsidiary under the Notes, any Note Guarantees, the Indenture, the Collateral Documents or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

       7. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

       8. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture (including by facsimile). Each signed copy shall be an original, but all of them together represent the same agreement.

       9. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

       10. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

       IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

       Dated: _______________, ____

                                        [GUARANTEEING SUBSIDIARY]

                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:


                                        ASSISTED LIVING CONCEPTS, INC.

                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:


                                        [EXISTING GUARANTORS]

                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:


                                        [TRUSTEE],
                                        as Trustee

                                        By:
                                           -------------------------------------
                                           Authorized Signatory

                                   SCHEDULE I

                             SCHEDULE OF GUARANTORS

       The following schedule lists each Guarantor under the Indenture as of the Issue Date:

               Carriage House Assisted Living, Inc., a Delaware corporation

               Home and Community Care, Inc., a Nevada corporation

               ALC Indiana, Inc., a Nevada corporation

                                                                       EXHIBIT D

                          LIST OF COLLATERAL DOCUMENTS

        Deeds of Trusts/Mortgages encumbering all Note Collateral including:

               Security Agreements

               Fixture Filings

        UCC-1 Financing Statements

        Assignments of Rents and Leases

        Environmental Indemnity Agreements

        Assignments of Property Management Agreements

                                                                       EXHIBIT E

                   LIST OF UNITS IN ASSISTED LIVING FACILITIES

           PROPERTIES                                                 UNITS
           ----------                                                 -----
   1.  Atlantic, IA                                                      30
   2.  New Albany, IN                                                    39
   3.  Hermitage, PA                                                     39
   4.  Three Rivers, MI                                                  39
   5.  Blair, NE                                                         30
   6.  Kendallville, IN                                                  39
   7.  Twin Falls, ID                                                    39
   8.  Warsaw, IN                                                        39
   9.  Franklin, IN                                                      39
   10. Summerville, SC                                                   39
   11. Sergeant Bluff, IA                                                39
   12. Milton, FL                                                        39
   13. Estacada, OR                                                      30
   14. Seward, NE                                                        30
   15. Fort Wayne, IN                                                    39
   16. North Augusta, SC                                                 39
   17. Port Royal, SC                                                    39
   18. Hillsboro, OH                                                     39
   19. Aiken, SC                                                         39
   20. Jeffersonville, IN                                                39
   21. Quincy, FL                                                        39
   22. Greer, SC                                                         39
   23. Alexandria, LA                                                    48
   24. Coldwater, MI                                                     39
   25. Johnstown, PA                                                     39
   26. Logansport, IN                                                    39
   27. Bloomington, IN                                                   39
   28. Ruston, LA                                                        39
   29. Cantonment, FL                                                    39
   30. James Island, SC                                                  39
   31. Kalamazoo, MI                                                     39
   32. DeFuniak Springs, FL                                              39
   33. Houma, LA                                                         48
   34. Shelbyville, IN                                                   39
   35. Bunkie, LA                                                        39
   36. Rome, GA                                                          39
   37. Camby, IN                                                         39
   38. Marion, IN                                                        39

           PROPERTIES                                                 UNITS
           ----------                                                 -----
   39. Apache Junction, AZ                                               48
   40. Peoria, AZ                                                        50
   41. Mesa, AZ                                                          50
   42. Yuma, AZ                                                          48
   43. Columbus, NE                                                      39
   44. Prescott Valley, AZ                                               39
   45. Surprize, AZ                                                      50
   46. Payson, AZ                                                        39
   47. New Castle, IN                                                    39
   48. LaPorte, IN                                                       39
   49. Bedford, IN                                                       39
   50. Zanesville, OH                                                    39
   51. Lafayette, IN                                                     39
   52. Muncie, IN                                                        39
   53. Sandusky, OH                                                      39
   54. Seymour, IN                                                       39
   55. Huntington, IN                                                    39
   56. Crawfordsville, IN                                                39


                                      E-2